                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              SPRINT CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                                           Post Office Box
                                                           11315
                                                           Kansas City,
                                 [SPRINT LOGO]             Missouri 64112


William T. Esrey
Chairman

                                          March 16, 2001

Dear Stockholder:

   On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of the Stockholders of Sprint Corporation. The Annual Meeting will be held at 10:00 a.m. on Tuesday, April 17, 2001, at Sprint World Headquarters, 2330 Shawnee Mission Parkway, Westwood, Kansas. The enclosed notice of the meeting and proxy statement contain detailed information about the business to be transacted at the meeting.

   The Board of Directors has nominated the three present Directors whose terms of office expire this year to continue to serve as Directors of Class
III. The Board of Directors recommends that you vote for the nominees.

   You are also being asked to adopt amendments to Sprint's Articles of Incorporation and to the 1988 Employees Stock Purchase Plan, and to approve the appointment of Ernst & Young LLP as independent auditors of Sprint for 2001. The Board of Directors recommends that you vote for these proposals.

   Two Stockholder proposals are also included in the proxy statement. For the reasons set forth in the proxy statement, the Board of Directors recommends a vote against each proposal.

   We encourage you to read this proxy statement and vote promptly. Doing so will save Sprint additional expenses of solicitation and will help ensure that as many shares as possible are represented.

                                          Sincerely,

                                [WTE SIGNATURE]

                                          Chairman

                              SPRINT CORPORATION

                                P.O. Box 11315
                          Kansas City, Missouri 64112

                               ----------------

                   Notice of Annual Meeting of Stockholders

                               ----------------

Time:

    10:00 a.m. (Central Daylight Time) on Tuesday, April 17, 2001

Place:

    Sprint World Headquarters
    2330 Shawnee Mission Parkway
    Westwood, Kansas

Purpose:

    . To elect three Class III Directors to serve for a term of three years . To approve an amendment to Sprint's Articles of Incorporation

     --to reduce the minimum number of Directors required
     --to increase the number of authorized shares of Series 1 PCS common stock, Series 2 PCS common stock and total authorized capital stock

    . To approve an amendment to the 1988 Employees Stock Purchase Plan to increase the number of shares of Series 1 PCS common stock that may be issued under the plan

    . To approve Ernst & Young LLP as our independent auditors for 2001

    . To vote on two Stockholder proposals if presented at the meeting

    . To conduct other business properly raised before the meeting and any adjournment or postponement of the meeting

Record Date:

    You may vote if you were a Stockholder of record on February 20, 2001

Proxy Voting:

    Your vote is important. You may vote in one of three ways:

    . by signing, dating and returning your proxy card in the enclosed envelope

    . by calling the toll-free number on the enclosed proxy card

    . via the Internet using instructions on the proxy card

Westwood, Kansas                                Thomas A. Gerke
March 16, 2001                                  Vice President, Corporate
                                                Secretary and Associate
                                                General Counsel

                              SPRINT CORPORATION
                                P.O. Box 11315
                          Kansas City, Missouri 64112

                                PROXY STATEMENT

   These proxy materials are delivered in connection with the solicitation by the Board of Directors of Sprint Corporation (Sprint) of proxies to be voted at our 2001 Annual Meeting of Stockholders to be held April 17, 2001. On March 16, 2001, we commenced mailing this proxy statement and the enclosed form of proxy to Stockholders entitled to vote at the meeting.

Stockholders who may vote

   Stockholders of Sprint at the close of business on February 20, 2001 may vote at the meeting. As of that date there were outstanding and entitled to vote the following:

                                                                         Votes
                                                                          per
      Designation                                           Outstanding  share
      -----------                                           ----------- -------
      Series 1 FON Stock ("FON Stock")..................... 710,458,545  1.0000
      Series 3 FON Stock...................................  88,601,036  1.0000
      Series 1 PCS Stock ("PCS Stock")..................... 525,574,839  1.1420
      Series 2 PCS Stock................................... 339,222,173  0.1142
      Series 3 PCS Stock...................................  70,254,354  1.1420
      Class A Common Stock.................................  43,118,018  1.5710
      Class A Common Stock--series DT......................  43,118,018  1.5710
      Preferred Stock--Fifth Series........................          95  1.0000
      Preferred Stock--Seventh Series, Series 1 PCS
       underlying..........................................     123,314 74.2840
      Preferred Stock--Seventh Series, Series 2 PCS
       underlying..........................................     123,452  7.4284

   The relative voting power of Sprint's different classes of voting stock is determined under a formula in Sprint's Articles of Incorporation. Special voting rights apply, however, to the class vote required to approve the amendment to Sprint's Articles of Incorporation to increase the number of authorized shares of PCS Stock, Series 2 PCS Stock and total authorized capital stock. These rights are described in this proxy statement on page 23.

How to vote

   You may vote by proxy or in person at the meeting. To vote by proxy, you may use one of the following methods if you are a registered holder (that is, you hold your stock in your own name):

  . Via the Internet, by going to the web address http://www.eproxyvote.com/fon and following the instructions on the proxy card,

  . Telephone voting, by dialing 1-800-758-6973 and following the instructions on the proxy card,

  . Mail, by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you may vote by telephone or Internet.

How proxies work

   Giving your proxy means that you authorize us to vote your shares at the meeting in the manner you direct. If you sign, date, and return the enclosed proxy card but do not specify how to vote, we will vote your shares for the nominees for Directors designated below, for the amendments to Sprint's Articles of Incorporation, for the amendment to Sprint's Employees Stock Purchase Plan, for approval of the appointment of Sprint's auditors, and against the Stockholder proposals.

How to revoke a proxy

   You may revoke your proxy before it is voted at the meeting by:

  . voting by telephone or on the Internet--your latest vote will be counted,

  . completing a new proxy card with a later date,

  . filing an instrument of revocation with the Secretary of Sprint, or

  . voting in person at the meeting.

Required vote

   In order to carry on the business of the meeting, we must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting. We count abstentions and broker "non-votes" as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when you fail to provide voting instructions to your broker for shares you hold in "street name." Under those circumstances, your broker may be authorized to vote for you on some routine items but is prohibited from voting on other items. Those items for which your broker cannot vote result in broker "non-votes."

   The three nominees for Director receiving the greatest number of votes at the meeting will be elected as Directors. Abstentions and broker "non-votes" are not counted for this purpose.

   Approval of the amendment to Sprint's Articles of Incorporation reducing the minimum number of directors to constitute the Board of Directors requires the affirmative vote of the majority of votes outstanding. Approval of the amendment to the articles to increase the authorized capital stock requires
(1) the affirmative vote of the majority of votes outstanding, voting without regard to class, (2) the affirmative vote of a majority of the votes represented by the outstanding shares of PCS Stock, Series 2 PCS common stock and Series 3 PCS common stock, voting as a class, and (3) the affirmative vote of a majority of the votes represented by the outstanding shares of PCS Stock, Series 2 PCS common stock, Series 3 PCS common stock, and Class A Common Stock, voting as a class. For each proposed amendment to Sprint's Articles of Incorporation, abstentions and broker "non-votes" will have the same effect as if you voted against the proposal.

   For all other matters to be voted upon at the meeting, the affirmative vote of a majority of votes cast in person or by proxy, and entitled to vote on the matter, is necessary for approval. For this purpose, if you vote to "abstain" from voting on a proposal, your shares will be treated as present and will have the same effect as if you voted against the proposal. Broker "non-votes," however, are not counted for this purpose and have no effect on the outcome of the vote.

   Deutsche Telecom AG and its subsidiaries (DT) and France Telecom and its subsidiaries (FT), the holders of all of the Series 3 FON common stock, the Series 3 PCS common stock, and the Class A Common Stock, have agreed to vote their shares at the Annual Meeting under an Offering Process Agreement dated February 20, 2001. FT agreed to vote its shares as recommended by the Board of Directors in this proxy statement. DT agreed to vote at least a portion of its shares as recommended by the Board. That minimum portion will equal the percentage of the votes cast by all Stockholders, other than DT and FT, that is cast as recommended by the Board.

Costs of proxy solicitation

   We will pay the expenses of soliciting proxies. In addition to solicitation by mail, our officers may solicit proxies in person or by telephone. We have hired D. F. King & Co. to assist us in soliciting proxies for an anticipated fee of $8,500 plus out-of-pocket expenses.

Confidential voting policy

   Your individual vote is kept confidential from our Directors, officers, and employees except for certain specific and limited exceptions. One exception occurs if you write opinions or comments on your proxy card. In that case, a copy of your proxy card is sent to us.

Attending the meeting

   If you hold your shares in the name of a bank, broker, or other holder, and you plan to attend the meeting, please bring proof of ownership with you to the meeting. A bank or brokerage account statement showing that you owned voting stock of Sprint on February 20, 2001 would be acceptable proof. If you are a registered holder, no proof is required.

Stockholder proposals for next year

   Sprint's Bylaws provide that the Annual Meeting of Stockholders is to be held on the third Tuesday in April of each year. In 2002, the third Tuesday falls on April 16.

   The deadline for Stockholder proposals to be included in the Proxy Statement for that meeting is November 16, 2001. If you intend to submit such a proposal, it must be received by the Corporate Secretary at Sprint's principal office, 2330 Shawnee Mission Parkway, Westwood, Kansas 66205, no later than that date.

   If you intend to bring a matter before next year's meeting, other than by submitting a proposal to be included in our proxy statement, you must give timely notice according to Sprint's Bylaws. To be timely, your notice must be received by Sprint's Corporate Secretary at 2330 Shawnee Mission Parkway, Westwood, Kansas 66205, on or after January 31, 2002 and on or before February 25, 2002. For each matter you intend to bring before the meeting, that notice must include a brief description of the business you wish to be considered and the reasons for conducting that business at the meeting. The notice must also include your name and address, the class and number of shares of Sprint that you own, and any material interest you have in that business.

Security ownership of certain beneficial owners

   The following table provides information about the only known beneficial owners of more than five percent of each class of Sprint's outstanding voting stock:

                                                                                               Percent
                                                    Amount and Nature                         of Sprint
                            Name and Address of       of Beneficial                  Percent   Voting
 Title of Class               Beneficial Owner          Ownership           Series   of Class   Power
 --------------           -----------------------   ------------------     --------- -------- ---------
 FON common stock........ Capital Research and
                           Management Company (1)    42,517,000 shares (7)  Series 1   5.3%     2.6%
                          DT (2)                     44,464,179 shares      Series 3   5.6%     2.7%
                          FT (3)                     44,136,857 shares      Series 3   5.5%     2.7%
 PCS common stock........ DT (2)                     35,813,331 shares      Series 3   3.8%     2.5%
                          FT (3)                     34,441,023 shares      Series 3   3.7%     2.4%
                          Comcast (4)                50,000,000 shares      Series 2   5.3%     0.3%
                          Cox (5)                   115,179,070 shares      Series 2  12.3%     0.8%
                          Liberty PCS Trust (6)     174,043,103 shares      Series 2  18.6%     1.2%
 Class A common stock.... DT (2)                     43,118,018 shares     Series DT  50.0%     4.1%
                          FT (3)                     43,118,018 shares                50.0%     4.1%
 Preferred stock......... Comcast (4)                    61,726 shares      Series 7  25.0%     0.0%
                          Cox (5)                        61,726 shares      Series 7  25.0%     0.0%
                          Liberty PCS Trust (6)         123,314 shares      Series 7  50.0%     0.6%

--------
(1) Capital Research and Management Company, 333 South Hope Street, Los Angeles, California.
(2) DT, Friedrich-Ebert-Allee 140, D-53113 Bonn, Germany.
(3) FT, 6 place d'Alleray, 75505 Paris Cedex 15, France.
(4) Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania.
(5) Cox Communications, Inc., 1400 Lake Hearn Drive, Atlanta, Georgia.
(6) Liberty PCS Trust, 1001 Green Oaks Drive, Littleton, Colorado.
(7) Amount based solely on Schedule 13G received by Sprint as of the reporting date of the schedule.

Security ownership of Directors and executive officers

   The following table states the number of shares of Sprint's common stock beneficially owned, as of December 31, 2000, by each current Director, each executive officer named in the "Summary Compensation Table" and by all Directors and executive officers as a group. Mr. Esrey owned 1.1% of the outstanding shares of FON common stock. Other than that, no individual Director or executive officer owned more than 0.5% of the outstanding shares of FON common stock or 0.5% of the outstanding shares of PCS common stock. As a group all the individuals owned 2.1% of the outstanding FON common stock and 1.0% of the outstanding PCS common stock. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

                                   FON Stock                      PCS Stock
                          ------------------------------ ------------------------------
                                       Shares Covered By              Shares Covered By
                           Shares         Exercisable     Shares         Exercisable
Name                        Owned         Options (1)      Owned         Options (1)
----                      ---------    ----------------- ---------    -----------------
DuBose Ausley...........     15,719           24,500         8,150            8,808
Warren L. Batts.........     36,973           28,212        18,389           14,106
William T. Esrey........  2,643,205(2)     6,823,956     1,574,977(3)     3,406,907
Michael B. Fuller.......    243,865          534,368       320,356           48,444
Irvine O. Hockaday, Jr.
 .......................      7,586           10,500         3,670            5,250
Harold S. Hook..........     32,000           28,212        16,000           14,106
Arthur B. Krause........    391,771(2)       456,327       144,438(3)       253,253
Ronald T. LeMay.........  1,694,077        2,260,687     1,831,679          548,464
Charles E. Levine.......      4,100           16,434       135,662          100,342
Linda Koch Lorimer......     44,259           43,046        24,377           21,524
Charles E. Rice.........     33,023           28,212        14,655           14,106
Louis W. Smith..........      7,411            1,500         1,471              750
Stewart Turley..........     20,000           28,212        10,390           14,106
All Directors and
 executive officers as a
 group (22 persons).....  5,734,370(2)    11,863,803     4,552,460(3)     5,313,726

--------
(1) These are shares that may be acquired upon the exercise of stock options exercisable on or within sixty days after December 31, 2000, under Sprint's stock option plans.
(2) Includes shares held by or for the benefit of family members in which beneficial ownership has been disclaimed: 33,666 shares held in trust for Mr. Esrey's children, 103,605 shares held by Mr. Krause's wife, and 138,077 shares held by or for the benefit of family members for all Directors and executive officers as a group.
(3) Includes shares held by or for the benefit of family members in which beneficial ownership has been disclaimed: 13,388 shares held in trust for Mr. Esrey's children, 30,592 shares held by Mr. Krause's wife, and 43,980 shares held by or for the benefit of family members for all Directors and executive officers as a group.

Section 16(a) beneficial ownership reporting compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires Sprint's Directors and executive officers to file with the Securities and Exchange Commission (SEC) and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Sprint's common stock and other equity securities of Sprint. Directors and executive officers are required by SEC regulations to furnish Sprint with copies of all Section 16(a) reports they file.

   To Sprint's knowledge, based solely on review of the copies of such reports furnished to Sprint and written representations that no other reports were required, during 2000 all Section 16(a) filing requirements applicable to its Directors and executive officers were complied with, except that we failed to timely report on a Form 4 the sale of 6,000 shares of PCS Stock by a trust for the benefit of Mr. Esrey's son. This failure was inadvertent as Mr. Esrey is not the named trustee and has no beneficial interest in the trust assets. As soon as we discovered the oversight, we promptly reported the transaction.

Litigation

   On December 13, 2000, Amalgamated Bank, an institutional Stockholder, filed a derivative action purportedly on behalf of Sprint against certain of Sprint's current and former officers and Directors in the Circuit Court of Jackson County, Missouri. The complaint alleges that the individual defendants breached their fiduciary duties to Sprint and were unjustly enriched by making undisclosed amendments to Sprint's stock option plans, by failing to disclose certain information concerning regulatory approval of Sprint's proposed merger with WorldCom, Inc., and by overstating Sprint's earnings for the first quarter of 2000. The plaintiff seeks damages, to be paid to Sprint, in an unspecified amount. Two additional, substantially identical, derivative actions by other Stockholders have also been filed.

                           I. ELECTION OF DIRECTORS

                            (Item 1 on Proxy Card)

   The Board of Directors of Sprint is divided into three classes, with the term of office of each class ending in successive years. The terms of the Directors of Class III expire with this meeting. Each of the three nominees for Class III, if elected, will serve three years until the 2004 Annual Meeting and until a successor has been elected and qualified. The Directors in Class I will continue in office until the 2002 meeting and the Directors in Class II will continue in office until the 2003 meeting.

   The persons named in the accompanying proxy will vote your shares for the election of the nominees named below as Directors of Class III unless you direct otherwise. Each nominee has consented to be named and to continue to serve if elected. If any of the nominees become unavailable for election for any reason, the proxies will be voted for the other nominees and for any substitutes.

Nominees for Director

   The following information is given with respect to the nominees for election.

Class III--Nominees to Serve Three Years Until 2004 Meeting


William T. Esrey, age 61. Chairman and Chief Executive
Officer of Sprint, Westwood, Kansas. He is a director of Duke Energy Corporation, Exxon Mobil Corporation, and
General Mills, Inc. Mr. Esrey has been Chairman of Sprint since 1990 and Chief Executive Officer since 1985. He has been a Director of Sprint since 1985.
                                                    [PHOTO OF WILLIAM T. ESREY]



Linda Koch Lorimer, age 48. Vice President and Secretary of the University, Yale University, New Haven,
Connecticut. She is a director of McGraw-Hill, Inc. and is a director and vice chair of the Center for Creative
Leadership. Prior to becoming Vice President and Secretary of Yale University in 1993, Ms. Lorimer was President of
Randolph-Macon Woman's College for more than six years.
She has been a Director of Sprint since 1993.
                                                  [PHOTO OF LINDA KOCH LORIMER]

Stewart Turley, age 66. Retired Chairman of Eckerd
Corporation, a diversified retailer, Clearwater, Florida.
He is a director of Marinemax, Inc., Springs Industries,
Inc., and Watermark Communities, Inc. Prior to his retirement in 1997, Mr. Turley had been Chairman of Eckerd
Corporation since 1975. He has been a Director of Sprint since 1980.
                                                       [PHOTO OF STEWART TURLEY]


Directors continuing in office.

   The following information is given with respect to the Directors who are not nominees for election at the meeting. Harold S. Hook, a Director of Sprint since 1982 and a present Class II Director, will retire at the Annual Meeting.

Class I--Serving Until 2002 Annual Meeting


DuBose Ausley, age 63. Chairman of Ausley & McMullen, a law firm, Tallahassee, Florida. He is a director of Capital
City Bank Group, Inc., Tampa Electric Co., Inc. and TECO
Energy, Inc. Mr. Ausley has been Chairman of Ausley &
McMullen since 1996. He has also been Chairman of the Capital City Bank Group, Inc. for more than five years. Mr.
Ausley has been a Director of Sprint since 1993.
                                                        [PHOTO OF DUBOSE AUSLEY]



Warren L. Batts, age 68. Retired Chairman and Chief
Executive Officer of Tupperware Corporation, a diversified consumer products company, Orlando, Florida. Mr. Batts is also the Retired Chairman of Premark International, Inc., a diversified consumer products company, Deerfield, Illinois.
He is a director of The Allstate Corporation, Cooper
Industries, Inc., and Sears, Roebuck & Company. Prior to his retirement in 1997, Mr. Batts had been Chairman of Premark International, Inc. since 1986 and Chairman and
Chief Executive Officer of Tupperware Corporation since its spin-off from Premark International, Inc. in 1996. He has been a Director of Sprint since 1982.
                                                      [PHOTO OF WARREN L. BATTS]



Irvine O. Hockaday, Jr., age 64. President and Chief
Executive Officer of Hallmark Cards, Inc., a manufacturer of greeting cards, Kansas City, Missouri. He is a director of Crown Media Holdings, Inc., Dow Jones, Inc., Ford Motor
Company, Hallmark Cards, Inc., and UtiliCorp United. Mr.
Hockaday has been President and Chief Executive Officer of
Hallmark Cards, Inc. since 1985. He has been a Director of
Sprint since 1997.
                                              [PHOTO OF IRVINE O. HOCKADAY, JR.]

Ronald T. LeMay, age 55. President and Chief Operating
Officer of Sprint, Westwood, Kansas. He is a director of The Allstate Corporation, Ceridian Corporation, Imation
Corporation, and Transportation.com, Inc. Mr. LeMay has served as President and Chief Operating Officer of Sprint since February of 1996 except for the period from July
1997 to October 1997 when he served as Chairman and Chief
Executive Officer of Waste Management, Inc., a provider of comprehensive waste management services. Mr. LeMay was Chief Executive Officer of Sprint Spectrum L.P. (Sprint
PCS) from 1995 to 1996. He was a Director of Sprint from 1993 until July 1997 and re-elected in December 1997.
                                                     [PHOTO OF RONALD T. LEMAY]


Class II--Serving Until 2003 Annual Meeting


Charles E. Rice, age 65. Chairman of Mayport Venture
Partners, LLC, and former Vice Chairman Corporate
Development, Bank of America Corporation, a bank holding company. He is a director of CSX Corporation. Prior to becoming Vice Chairman Corporate Development of Bank of
America Corporation in 1998, Mr. Rice was Chairman of
NationsBank, Inc. beginning in January 1998 and Chairman and Chief Executive Officer of Barnett Banks, Inc. from
1984 to 1998. He has been a Director of Sprint since 1975.
                                                     [PHOTO OF CHARLES E. RICE]



Louis W. Smith, age 58. President and Chief Executive
Officer of the Ewing Marion Kauffman Foundation, Kansas
City, Missouri. He is a director of H & R Block, Inc. and
Western Resources, Inc. Prior to becoming President and
Chief Executive Officer of the Ewing Marion Kauffman
Foundation in 1997, he was President and Chief Operating
Officer of the foundation beginning in 1995. He was President of Allied Signal Inc., Kansas City Division, from 1990 to 1995. He has been a Director of Sprint since
1999.
                                                      [PHOTO OF LOUIS W. SMITH]


Compensation of Directors

   Annual retainer and meeting fees. Directors who are not employees of Sprint (the Outside Directors) are each paid $40,000 annually plus $1,250 for each meeting attended and $1,000 for each committee meeting attended. Under the 1997 Long-Term Stock Incentive Program, Outside Directors can elect to use these fees to purchase FON Stock and PCS Stock. They can also elect to have the purchased shares deferred and placed in a trust. Sprint also maintains the Directors' Deferred Fee Plan under which Outside Directors may elect to defer all or some of their fees.

   Stock options. On January 3, 2000, each Outside Director was granted an option to purchase 6,000 shares of FON Stock and 3,000 shares of PCS Stock at an option price equal to 100% of the fair market value on that date. The options expire ten years from the date of grant. Twenty-five percent of the shares subject to the option became exercisable on February 8, 2001, and an additional 25% become exercisable on February 8th of each of the three succeeding years.

   On August 7, 2000, each Outside Director was granted an option to purchase 3,000 shares of FON Stock and 1,500 shares of PCS Stock at an option price equal to 100% of the fair market value on that date. The options expire ten years from the date of grant. Twenty-five percent of the shares subject to the option become exercisable on February 13, 2002, and an additional 25% become exercisable on February 13th of each of the three succeeding years.

   With respect to both grants, vesting is accelerated in the event of the Outside Director's death, permanent disability, or attainment of mandatory retirement age (i.e., the Annual Meeting closest to the Outside Director's 70th birthday).

   Retirement Benefits. In 1982 Sprint adopted a retirement plan for its Outside Directors. Any Director of Sprint who served five years as a Director without simultaneously being employed by Sprint or any of its subsidiaries is eligible to receive benefits under the plan. The retirement plan was amended in December of 1996 to eliminate the retirement benefit for any Director who had not served five years as of the date of the amendment. An eligible Director retiring after March 30, 1989, will receive monthly benefit payments equal to the monthly fee (not including meeting fees) being paid to Directors at the time of the Director's retirement. The monthly retirement benefit would be $3,333 for any Director retiring while the current $40,000 annual fee remains in effect. The number of monthly benefit payments to a Director under the plan will equal the number of months served as a Director without simultaneously being employed by Sprint or any of its subsidiaries, up to a maximum of 120 payments.

   Outside Directors not eligible for benefits under the retirement plan after the December 1996 amendment received units representing shares of FON Stock and PCS Stock credited to their accounts under the Director's Deferred Fee Plan upon becoming a Director. Half of these units will vest upon completion of five years of Board service and ten percent will vest on each succeeding anniversary.

   Other benefits. Outside Directors are provided with Sprint residential long distance service limited to $6,000 per year. They are also provided with Sprint PCS service limited to $2,000 per year and use of a PCS handset. The Directors are reimbursed for income taxes associated with these benefits.

Board committees and Director meetings

   During 2000, the Board held six regular meetings and three special meetings. The Board of Directors has an Audit Committee, a Capital Stock Committee, an Executive Committee and an Organization, Compensation and Nominating Committee. Except for Mr. Hook, all Directors attended at least 75% of the meetings of the Board, and Board committees on which they served, during 2000.

   The Audit Committee. The principal responsibilities of the Audit Committee are described in the Audit Committee Charter that was approved by Sprint's Board of Directors and is attached as Appendix A to this proxy statement. The Audit Committee reviews the nature of all services performed by the external auditors, including the scope and general extent of their audit examination and the basis for their compensation. The committee recommends to the full Board the auditors who are appointed, subject to your approval at the Annual Meeting.

   The Chairman of the Audit Committee is Mr. Batts. The other members are Mr. Hook and Mr. Smith. Each of the members is a non-employee director of Sprint, and also an "independent" director within the meaning of Sections
303.01(B)(2)(a) and 303.01(B)(3) of the New York Stock Exchange's listing standards. The Audit Committee met eight times in 2000.

   The Capital Stock Committee. The Capital Stock Committee's role is to interpret and oversee the implementation of the Policy Statement Regarding Tracking Stock Matters. This policy provides generally that all material matters as to which the holders of FON Stock and the holders of PCS Stock may have potentially divergent interests will be resolved in a manner that the Board determines to be in the best interests of Sprint and all of its common Stockholders. In making this determination, the Board will give fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of Sprint's common stock.

   The Chairman of the Capital Stock Committee is Mr. Hockaday. The other members are Mr. Hook, Ms. Lorimer, and Mr. Smith. The Capital Stock Committee met twice in 2000.

   The Executive Committee. The principal responsibility of the Executive Committee is to exercise powers of the Board on matters of an urgent nature that arise between regularly scheduled Board meetings.

   The Chairman of the Executive Committee is Mr. Esrey. The other members are Mr. Batts, Mr. Rice, and Mr. Turley. The Executive Committee met twice in 2000.

   The Organization, Compensation, and Nominating Committee. The principal responsibilities of the Organization, Compensation and Nominating Committee (Compensation Committee), as they relate to matters of executive compensation, are to: (a) assess and appraise the performance of the Chief Executive Officer and review the performance of executive management; (b) recommend to the Board of Directors base salaries, incentive compensation and other benefits for the Chief Executive Officer and other key officers; (c) counsel and advise management on plans for orderly development and succession of executive management; (d) take any and all action required or permitted to be taken by the Board of Directors under the stock option and restricted stock plans, stock purchase plans, incentive compensation plans and the deferred compensation plans of Sprint; and (e) review recommendations for major changes in compensation and benefit and retirement plans which have application to significant numbers of Sprint's total employees and which require review or approval of the Board of Directors.

   The principal responsibilities of the Compensation Committee, as they relate to the Director nomination process, are to: (a) periodically review the size and composition of the Board and make recommendations to the Board with respect to such matters; (b) recommend to the Board proposed nominees whose election at the next Annual Meeting of Stockholders will be recommended by the Board; and (c) recommend persons proposed to be elected to fill any vacancy on the Board of Directors between Stockholder meetings. The committee will consider qualified nominees recommended by Stockholders. Such recommendations should be sent to the Organization, Compensation and Nominating Committee, c/o Corporate Secretary, at the corporate headquarters of Sprint, Post Office Box 11315, Kansas City, Missouri 64112.

   The Chairman of the Compensation Committee is Mr. Turley. The other members are Mr. Hockaday, Ms. Lorimer, and Mr. Rice. The Compensation Committee met 11 times in 2000.

Audit Committee Report

   The Audit Committee has reviewed and discussed Sprint's audited consolidated financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61--Communication with Audit Committees), as amended, relating to the auditors' judgment about the quality of Sprint's accounting principles, judgments and estimates, as applied in its financial reporting.

   The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the accountants' independence from Sprint and its subsidiaries, and has discussed with the independent public accountants their independence.

   Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Sprint's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC.

                              Warren L. Batts, Chairman
                              Harold S. Hook
                              Louis W. Smith

Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Board, which is composed of independent, non-employee Directors and has the principal responsibilities described on page 9 of this proxy statement, has furnished the following report on executive compensation:

   Sprint's compensation philosophy is to link, by using specific objectives, executives' compensation to the short-term and long-term performance of Sprint so as to maximize long-term Stockholder value. Sprint's executive compensation program consists of four elements: (1) base salary, (2) short-term incentive compensation, (3) long-term incentive compensation and (4) stock options. To develop a competitive compensation package, both base salary and total compensation (i.e., the sum of all four elements) are compared to market data from similarly sized companies in the telecommunications industry as well as other industries from surveys conducted by independent compensation consultants and from proxy data. The committee believes that the comparison groups accurately reflect the market in which Sprint competes for executive talent. Seven of the ten companies in the S&P Telephone Utility Index and the S&P Telecommunications (Long Distance) Index, which are used in the Stock Performance Graph on page 19 of this Proxy Statement, are included in the comparison groups. The committee's policy is to target base salaries at the 50th percentile for base pay of similar positions within the comparison group, and total compensation at the 75th percentile provided certain performance objectives are achieved.

   Section 162(m) of the Internal Revenue Code denies a tax deduction to any publicly held corporation, such as Sprint, for compensation in excess of $1 million paid to any Named Officer unless such compensation is performance-based under Section 162(m). It is Sprint's policy to design its incentive compensation plans for the Named Officers in a manner so that such incentive compensation would be deductible under Section 162(m).

   Base Salary. Each year the committee makes a recommendation to the Board establishing base pay for all Named Officers. In making this recommendation for 2000, the committee considered the salaries of other executives within the comparison group and the executives' performance during 1999. With respect to the latter, the committee exercised its judgment in evaluating the executives' accomplishments during the year. Following his performance evaluations during his tenure as Chief Executive Officer and because the committee favors increasing at-risk compensation rather than base compensation, Mr. Esrey's base salary is less than the median of the comparison group.

   Short-Term Incentive Compensation. Sprint's short-term incentive compensation (STIC) is a performance-driven annual incentive designed to promote the near term objectives of the organization. For the Named Officers, the material terms of the performance goals under STIC were approved by the Stockholders at the 1997 Annual Meeting.

   Target incentive opportunity for STIC is based on job level and potential impact on organization results. The STIC payout is based on the achievement of sixteen financial objectives -- three for the Local Telecommunications Division (LTD), three for the Long Distance Division (LDD), five for Sprint PCS, four for National Integrated Services (NIS) and one cross-selling objective. For each objective, targets were established and compared to actual 2000 results. When the STIC payout exceeds 200% for an individual financial performance measure, 50% of the excess payout amount will be banked and paid out in two equal annual installments. The remaining STIC payout will be made at the same time other STIC payouts occur. The minimum amount required for banking is $1,000 per performance measure. All banked amounts will accrue interest at prime rate.

  . The objectives for the LTD related to operating income growth (40% weighting), net collectible revenue growth (30%), and economic value added (EVA) (30%). Actual results were 87.3% of target on a weighted average basis.

  . The objectives for the LDD related to operating income growth (35% weighting), net collectible revenue relative to market growth (35%), and EVA (30%). Actual results were 0.0% of target on a weighted average basis.

  . The objectives for Sprint PCS related to net subscriber additions (20% weighting), average revenue per unit (20%), cost to acquire per gross addition (20%), cash cost per unit (20%), and annual churn (20%). Actual results were 138.6% of target on a weighted average basis.

  . The objectives for NIS related to operating capacity (40% weighting), geographic expansion (20%), operating loss (20%), and sales and installs (20%). Actual results were 0.0% of target on a weighted average basis.

  . The objective for cross-selling related to net new joint customers. The actual result was 54.1% of target.

   The weights assigned for a particular executive among the LTD, LDD, Sprint PCS, NIS and cross-selling depended on an executive's responsibilities with Sprint. The entire STIC payout for Messrs. Esrey and LeMay was based on the achievement of these financial objectives.

   Based on the financial results described above, and the achievement of their personal objectives, the executive officers earned STIC payouts on average of 63.5% of target. Mr. Esrey's STIC payout was based on the financial results described above using relative weights for objectives--as follows: 25% for LTD, 25% for LDD, 25% for Sprint PCS, 15% for NIS, and 10% for cross-selling. Based on these factors, Mr. Esrey earned a payout of 61.9% of target.

   Long-Term Incentive Compensation. Sprint's long-term incentive compensation
(LTIP) is a three-year incentive plan designed to promote the long-term objectives of the organization. Target incentive opportunity is established as a percentage of the three-year average salary range midpoint and is based on job level and potential impact on organization results. The target incentive opportunity was converted to stock options under Sprint's Management Incentive Stock Option Plan (MISOP) using the same conversion ratio applied to Sprint's management incentive plans.

   Stock Options. Stock option grants combined with LTIP comprise long-term incentive compensation awarded to executive officers of Sprint. Total long-term incentive compensation is targeted at the 75th percentile of the comparison group. The Compensation Committee does not consider any measures of corporate or individual performance in determining option grants and does not consider the number of options already held by an executive. The Board of Directors believes that granting options and other stock awards to officers and other key employees enhances the Company's ability to attract, retain and provide incentives to individuals of exceptional talent necessary for the continued success of Sprint.

   During 2000 there were two special stock option grants. First, executives who agreed to defer the benefit of the accelerated vesting of stock options until the close or cancellation of the WorldCom merger, received a special grant of options designed to retain these individuals following Sprint's special meeting of Stockholders in connection with Sprint's proposed merger with WorldCom, Inc. (the "Retention Grant"). Second, a portion of the annual grant normally expected to be made in early 2001 was accelerated and made on August 7, 2000. Because options that had been outstanding for more than one year vested at the time of such special meeting, the August 7, 2000 grant was intended to help retain employees.

   Also during 2000, the Board approved a program to give Sprint employees a choice to cancel stock options granted to them in 2000, in exchange for an equal number of new options in the future (the "Exchange Program"). The new options will be granted on May 11, 2001, and the exercise price will be the market price on that date. No members of Sprint's Board of Directors, including Mr. Esrey and Mr. LeMay, were eligible for the Exchange Program. All other executives and employees who had received stock options during 2000 were eligible.

   The Board approved the Exchange Program because Sprint employees were in an unusual circumstance. A large majority of the 2000 stock options were granted when Sprint's stock price contained a merger premium. That premium no longer was reflected in the stock price due to the regulators' failure to approve the merger and the subsequent termination of the proposed merger with WorldCom. In addition, options granted in 1999 and prior years had received accelerated vesting upon the affirmative merger vote by the Stockholders on April 28, 2000. The Board determined that existing options no longer had sufficient value to motivate and retain employees in today's tight employment market.

   Certain exempt employees elected under Sprint's MISOP to receive options in lieu of receiving up to 50% of their target opportunity under Sprint's management incentive plans during 2000. For each $12.35 reduction in an executive's target opportunity resulting from such election, the executive received an option to purchase one share of FON Common Stock and for each $11.98 reduction in target opportunity, the executive received an option to purchase one share of PCS Common Stock. The MISOP is in keeping with Sprint's philosophy of increasing the percentage of compensation tied to stock ownership. The Compensation Committee believes stock options more closely align Stockholder and employee interests by focusing executives on long-term growth and profitability of Sprint and its Common Stock.

                              Stewart Turley, Chairman
                              Irvine O. Hockaday, Jr.
                              Linda Koch Lorimer
                              Charles E. Rice

Summary compensation table

   The following table reflects the cash and non-cash compensation for services in all capacities to Sprint by those persons who were, as of December 31, 2000, the chief executive officer and the other four most highly compensated executive officers of Sprint (the Named Officers):

                          Summary Compensation Table

                                   Annual Compensation                Long-Term Compensation
                             -------------------------------- --------------------------------------
                                                                         Awards             Payouts
                                                              ---------------------------- ---------
                                                                            Securities
                                                    Other     Restricted    Underlying
                                                    Annual      Stock     Options (#)(2)     LTIP        All Other
       Name And               Salary     Bonus   Compensation  Award(s)  -----------------  Payouts     Compensation
  Principal Position    Year  ($)(1)    ($)(1)       ($)         ($)        FON      PCS      ($)          ($)(3)
  ------------------    ---- --------- --------- ------------ ---------- --------- ------- ---------    ------------
William T. Esrey....... 2000 1,000,000   220,176    72,686(4)      0     1,316,623 645,679         0       72,698
 Chairman and Chief     1999 1,000,000 1,381,698    74,428         0     1,713,260 760,186         0       61,099
 Executive Officer      1998 1,000,000   851,351    75,986         0     1,444,820 722,412 2,199,644       52,000

Michael B. Fuller...... 2000   404,491    71,802     9,693         0       336,961 192,686         0       37,500
 President--Local       1999   375,801   275,975     1,207         0       244,362 133,746         0       14,278
 Telecommunications     1998   355,838   199,429     1,872         0       220,790 110,396   528,124       10,889
 Division

Arthur B. Krause....... 2000   433,898    45,581    12,400         0       399,096 172,485         0       82,969
 Executive Vice         1999   426,069   324,712     7,447         0       390,119 134,842         0       50,344
 President--Chief       1998   415,076   371,216     8,866         0       154,834  77,418   532,799       46,053
 Financial Officer

Ronald T. LeMay........ 2000   902,400   124,964     5,824         0     1,721,824 590,196         0        5,868
 President and Chief    1999   883,400   807,429    10,550         0       870,802 375,548         0        3,532
 Operating Officer      1998   808,801   562,501    65,566         0       977,736 488,874 1,061,710        3,740

Charles E. Levine...... 2000   350,775   248,664     5,415         0        73,887 246,020 1,316,778(6)     7,650
 President--Sprint
 PCS(5)

--------
(1) Includes all amounts earned for the respective years, even if deferred under Sprint's Executive Deferred Compensation Plan. All bonuses were paid under Sprint's short-term incentive plans.

(2) Reflects the conversion of options for Sprint's common stock before the 1998 recapitalization of Sprint's common stock into FON Stock and PCS Stock (the 1998 Recapitalization) into independently exercisable options for FON Stock and PCS Stock. Also reflects the two-for-one stock splits of FON Stock in the second quarter of 1999 and PCS Stock in the first quarter of 2000.
(3) Consists of amounts for 2000 (a) contributed by Sprint under the Sprint Retirement Savings Plan and (b) representing the portion of interest credits on deferred compensation accounts under Sprint's Executive Deferred Compensation Plan that are at above-market rates, as follows:

                                                       Savings Plan Above-Market
                                                       Contribution   Earnings
                                                       ------------ ------------
        Mr. Esrey.....................................    $7,650      $65,048
        Mr. Fuller....................................     7,650       29,850
        Mr. Krause....................................     7,650       75,319
        Mr. LeMay.....................................     5,868            0
        Mr. Levine....................................     7,650            0

(4) Includes the cost to Sprint of providing tax and financial services of $15,000, club memberships of $15,491, and automobile allowance of $18,000.
(5) Mr. Levine was elected Chief Operating Officer--PCS on October 10, 2000 and President--Sprint PCS on February 13, 2001.
(6) Amounts paid in the form of PCS Stock as replacement of units vesting under the Sprint Spectrum Long-term Incentive Plan. As part of the 1998 Recapitalization, the Sprint Spectrum long-term incentive plan was terminated and replaced with a package consisting of options and shares of PCS Stock.

Option grants

   The following tables summarize options granted to the Named Officers under Sprint's stock option plans during 2000. The amounts shown as potential realizable values on these options are based on arbitrarily assumed annualized rates of appreciation in the price of Sprint's common stock of five percent and ten percent over the term of the options, as set forth in SEC rules. The Named Officers will realize no gain on these options without an increase in the price of Sprint's common stock that will benefit all Stockholders proportionately.

   Unless otherwise indicated, each option listed below has a reload feature. Vesting is accelerated in the event of an employee's death or permanent disability. In addition, if an option has been outstanding for at least one year, vesting is accelerated upon a change in control or an employee's normal retirement at age 65 or older. A change in control is deemed to occur if (1) DT and FT acquire additional stock of Sprint that would result in their owning 35% or more of the voting power of Sprint stock, (2) someone other than DT and FT acquires 20% or more of the voting power of Sprint stock, (3) there is a change of a majority of the Directors within a two-year period, or (4) there is a merger in which Sprint is not the surviving entity. Sprint granted no stock appreciation rights during 2000.

                       Option Grants in Last Fiscal Year

                               FON Stock Options

                                                                          Potential Realizable Value
                          Number of      % of                               at Assumed Annual Rates
                         Securities  Total Options                        of Stock Price Appreciation
                         Underlying   Granted to   Exercise Or                for Option Term(1)
                           Options   Employees In  Base Price  Expiration ------------------------------
          Name           Granted (#)  Fiscal Year    ($/Sh)       Date    0%      5%             10%
          ----           ----------- ------------- ----------- ---------- --- -----------    -----------
William T. Esrey........ 480,000(2)      2.1%         66.25      1/3/10   $ 0 $19,998,849    $50,681,010
                          24,649(3)      0.1%         64.78      2/8/10     0   1,004,215      2,544,877
                          54,676(4)      0.2%         64.78      2/8/10     0   2,227,532      5,645,003
                         216,000(5)      1.0%         61.94     1/24/10     0   8,413,667     21,321,884
                         200,000(6)      0.9%         36.44      8/7/10     0   4,583,070     11,614,398
                          23,293(7)      0.1%         63.00     2/12/06     0     485,977      1,098,513
                          90,232(7)      0.4%         63.00     2/11/07     0   2,259,865      5,246,545
                          51,354(7)      0.2%         63.00      2/9/08     0   1,510,968      3,604,537
                         176,419(7)      0.8%         63.00      2/8/09     0   6,003,671     14,725,824

Michael B. Fuller....... 140,000(2)      0.6%         66.25      1/3/10     0           0(8)           0(8)
                           7,938(3)      0.0%         64.78      2/8/10     0           0(8)           0(8)
                          12,265(4)      0.1%         64.78      2/8/10     0           0(8)           0(8)
                          71,000(5)      0.3%         61.94     1/24/10     0           0(8)           0(8)
                          44,000(6)      0.2%         36.44      8/7/10     0           0(8)           0(8)
                           5,289(7)      0.0%         61.44      3/9/03     0      48,464        101,389
                           6,789(7)      0.0%         61.44     2/11/04     0      84,428        180,795
                           1,390(7)      0.0%         61.44     2/17/05     0      22,507         49,469
                           6,977(7)      0.0%         61.44     3/15/05     0     114,856        252,918
                          18,587(7)      0.1%         52.91     2/12/06     0     309,143        694,001
                          22,726(7)      0.1%         52.91     2/11/07     0     456,779      1,053,043

Arthur B. Krause........ 120,000(2)      0.5%         66.25      1/3/10     0           0(8)           0(8)
                           6,029(3)      0.0%         64.78      2/8/10     0           0(8)           0(8)
                          11,319(4)      0.1%         64.78      2/8/10     0           0(8)           0(8)
                          54,000(5)      0.2%         61.94     1/24/10     0           0(8)           0(8)
                          35,000(6)      0.2%         36.44      8/7/10     0           0(8)           0(8)
                          43,215(7)      0.2%         60.47     2/11/04     0     537,779      1,153,291
                          45,989(7)      0.2%         35.41     2/12/06     0     505,035      1,131,801
                          83,544(7)      0.4%         35.41     2/11/07     0   1,110,679      2,556,001

Ronald T. LeMay......... 300,000(2)      1.3%         66.25      1/3/10     0  12,499,281     31,675,631
                          13,944(3)      0.1%         64.78      2/8/10     0     568,087      1,439,643
                          31,032(4)      0.1%         64.78      2/8/10     0   1,264,262      3,203,887
                         135,000(5)      0.6%         61.94     1/24/10     0   5,258,542     13,326,177
                         125,000(6)      0.6%         36.44      8/7/10     0   2,864,418      7,258,999
                          63,183(7)      0.3%         66.13     2/11/07     0   1,722,900      4,023,463
                          69,054(7)      0.3%         66.13      2/8/09     0   2,541,184      6,271,172
                          21,992(7)      0.1%         60.13     2/12/06     0     429,679        968,791
                          20,129(7)      0.1%         60.13     2/11/07     0     473,231      1,095,818
                          33,999(7)      0.2%         60.13      2/9/08     0     940,691      2,238,169
                          49,275(7)      0.2%         60.13      2/8/09     0   1,579,043      3,862,658
                         553,168(7)      2.5%         43.00      6/9/07     0   9,496,003     22,060,817
                          27,658(7)      0.1%         43.00     2/11/07     0     448,751      1,033,470
                         142,055(7)      0.6%         43.00      2/9/08     0   2,723,142      6,443,114
                         136,335(7)      0.6%         43.00      2/8/09     0   3,036,097      7,384,824

Charles E. Levine.......  29,000(2)      0.1%         66.25      1/3/10     0           0(8)           0(8)
                           1,810(3)      0.0%         64.78      2/8/10     0           0(8)           0(8)
                           1,503(4)      0.0%         64.78      2/8/10     0           0(8)           0(8)
                          22,000(5)      0.1%         61.94     1/24/10     0           0(8)           0(8)
                          16,250(6)      0.1%         36.44      8/7/10     0           0(8)           0(8)
                           3,324(7)      0.0%         57.94      2/8/09     0     104,425        256,332

                       Option Grants in Last Fiscal Year

                               PCS Stock Options

                                                                           Potential Realizable Value
                          Number of      % of                                at Assumed Annual Rates
                         Securities  Total Options                         of Stock Price Appreciation
                         Underlying   Granted to   Exercise Or                 for Option Term(1)
                           Options   Employees In  Base Price  Expiration --------------------------------
          Name           Granted (#)  Fiscal Year    ($/Sh)       Date     0%      5%             10%
          ----           ----------- ------------- ----------- ---------- ---- -----------    ------------
William T. Esrey........ 240,000(2)      1.3%         51.16      1/3/10   $  0 $ 7,721,254    $ 19,567,173
                           9,398(3)      0.0%         51.31      2/8/10      0     303,275         768,558
                          20,847(4)      0.1%         51.31      2/8/10      0     672,736       1,704,845
                         216,000(5)      1.1%         54.25     1/24/10      0   7,369,387      18,675,474
                         100,000(6)      0.5%         55.13      8/7/10      0   3,466,782       8,785,505
                           3,001(7)      0.0%         63.50     2/12/06      0      63,109         142,652
                          11,356(7)      0.1%         63.50     2/11/07      0     286,669         665,536
                           6,235(7)      0.0%         63.50      2/9/08      0     184,906         441,108
                          38,842(7)      0.2%         63.50      2/8/09      0   1,332,313       3,267,902

Michael B. Fuller.......  70,000(2)      0.4%         51.16      1/3/10      0           0(8)            0(8)
                           3,027(3)      0.0%         51.31      2/8/10      0           0(8)            0(8)
                           4,677(4)      0.0%         51.31      2/8/10      0           0(8)            0(8)
                          52,000(5)      0.3%         54.25     1/24/10      0           0(8)            0(8)
                          18,500(6)      0.1%         55.13      8/7/10      0           0(8)            0(8)
                             776(7)      0.0%         56.31      3/9/03      0       6,517          13,635
                             968(7)      0.0%         56.31     2/11/04      0      11,034          23,628
                           1,666(7)      0.0%         56.31     2/12/06      0      30,569          68,949
                           4,864(7)      0.0%         56.31     2/11/07      0     107,356         248,686
                           2,017(7)      0.0%         56.31      2/9/08      0      52,379         124,671
                             847(7)      0.0%         59.75     2/11/07      0      19,226          44,324
                          10,171(7)      0.1%         59.75      2/9/08      0     272,569         645,595
                          23,173(7)      0.1%         59.75      2/8/09      0     721,004       1,755,611

Arthur B. Krause........  60,000(2)      0.3%         51.16      1/3/10      0           0(8)            0(8)
                           2,299(3)      0.0%         51.31      2/8/10      0           0(8)            0(8)
                           4,316(4)      0.0%         51.31      2/8/10      0           0(8)            0(8)
                          54,000(5)      0.3%         54.25     1/24/10      0           0(8)            0(8)
                          17,500(6)      0.1%         55.13      8/7/10      0           0(8)            0(8)
                          18,364(7)      0.1%         53.31     2/11/04      0     201,481         432,086
                          10,847(7)      0.1%         53.31     2/12/06      0     190,583         430,517
                           5,159(7)      0.0%         54.56     2/11/07      0     105,695         243,235

Ronald T. LeMay......... 150,000(2)      0.8%         51.16      1/3/10      0   4,825,784      12,229,483
                           5,317(3)      0.0%         51.31      2/8/10      0     171,580         434,818
                          11,832(4)      0.1%         51.31      2/8/10      0     381,820         967,608
                         134,000(5)      0.7%         54.25     1/24/10      0   4,571,749      11,585,711
                          62,500(6)      0.3%         55.13      8/7/10      0   2,166,739       5,490,941
                          22,031(7)      0.1%         54.25     2/11/07      0     490,610       1,144,862
                          28,091(7)      0.1%         54.25      2/8/09      0     844,934       2,083,529
                           2,945(7)      0.0%         59.44     2/12/06      0      56,881         128,250
                           2,696(7)      0.0%         59.44     2/11/07      0      62,658         145,091
                           4,464(7)      0.0%         59.44      2/9/08      0     122,099         290,507
                          10,515(7)      0.1%         59.44      2/8/09      0     333,106         814,844
                         103,198(7)      0.5%         62.97      6/9/07      0   2,594,249       6,026,878
                           2,579(7)      0.0%         62.97     2/11/07      0      61,276         141,119
                          12,945(7)      0.1%         62.97      2/9/08      0     363,390         859,801
                          37,083(7)      0.2%         62.97      2/8/09      0   1,209,316       2,941,469

Charles E. Levine....... 110,000(2)      0.6%         51.16      1/3/10      0           0(8)            0(8)
                           5,045(3)      0.0%         51.31      2/8/10      0           0(8)            0(8)
                           4,189(4)      0.0%         51.31      2/8/10      0           0(8)            0(8)
                          56,000(5)      0.3%         54.25     1/24/10      0           0(8)            0(8)
                          16,250(6)      0.1%         55.13      8/7/10      0           0(8)            0(8)
                          12,574(7)      0.1%         54.66      2/8/09      0     367,700         900,160
                          41,962(7)      0.2%         59.31      2/8/09      0   1,294,527       3,151,388

(1) The dollar amounts in these columns are the result of calculations at the five percent and ten percent rates set by the SEC and are not intended to forecast future appreciation of Sprint's common stock.
(2) The vesting schedule for this option is 25% on each of February 8, 2001, February 8, 2002, February 8, 2003 and February 8, 2004.
(3) The vesting schedule for this option is 100% on December 31, 2002.
(4) This option was granted under the MISOP. Under the MISOP, the optionee elected to receive options in lieu of receiving a portion of his bonus under the management incentive compensation plan. The MISOP benefits Sprint by reducing the cash bonus paid to the executive. It further increases the percentage of compensation tied to stock ownership, in keeping with Sprint's philosophy to more closely align stockholder and employee interests. The vesting schedule for this option is 100% on December 31, 2000.
(5) This option became exercisable on the grant date and was in exchange for the executive's agreement to restrict his ability to dispose of any proceeds from the exercise of options that vested upon stockholder approval of Sprint's proposed merger with WorldCom, Inc. until closing or termination of the merger.
(6) The vesting schedule for this option is 25% on each of February 13, 2002, February 13, 2003, February 13, 2004, and February 13, 2005. This option, granted August 7, 2000, represents a portion of the annual grant normally made in early 2001. Because options that had been outstanding for more than one year vested at the time of the special Stockholders meeting to approve Sprint's proposed merger with WorldCom, Inc., the grant was intended to help retain employees.
(7) This option is a reload option. A reload option is an option granted when an optionee exercises a stock option and makes payment of the purchase price using shares of previously owned FON Stock or PCS Stock. A reload option grant is for the number of shares utilized in payment of the purchase price and tax withholding, if any. The option price for a reload option is equal to the market price of FON Stock or PCS Stock on the date the reload option is granted. A reload option becomes exercisable one year from the date the original option was exercised and does not have a reload feature.
(8) These options were cancelled on November 10, 2000 under the terms of the Exchange Program described in the Compensation Committee Report on Executive Compensation that begins on page 10.

Option exercises and fiscal year-end values

   The following tables summarize the net value realized on the exercise of options in 2000, and the value of options outstanding at December 31, 2000, for the Named Officers.

                      Aggregated Option Exercises in 2000
                          and Year-end Option Values

                                   FON Stock

                                                       Number of Securities              Value of Unexercised
                           Shares                     Underlying Unexercised             In the Money Options
                         Acquired on    Value           Options at 12/31/00                 At 12/31/00(2)
                          Exercise   Received(1) --------------------------------- ---------------------------------
                             (#)         ($)     Exercisable (#) Unexercisable (#) Exercisable ($) Unexercisable ($)
                         ----------- ----------- --------------- ----------------- --------------- -----------------
William T. Esrey........  1,052,302  36,277,428     6,703,956        1,045,947         73,392               0
Michael B. Fuller.......    218,202   9,093,541       534,368           61,758         52,367               0
Arthur B. Krause........    323,882   8,241,299       456,327          172,748         76,679               0
Ronald T. LeMay.........  1,962,248  42,323,570     2,053,450        1,555,792              0               0
Charles E. Levine.......      4,250      80,551        16,434            3,324              0               0

        Aggregated Option Exercises in 2000 and Year-end Option Values

                                   PCS Stock

                                                       Number of Securities              Value of Unexercised
                           Shares                     Underlying Unexercised             In the Money Options
                         Acquired on    Value           Options at 12/31/00                 At 12/31/00(2)
                          Exercise   Received(1) --------------------------------- ---------------------------------
                             (#)         ($)     Exercisable (#) Unexercisable (#) Exercisable ($) Unexercisable ($)
                         ----------- ----------- --------------- ----------------- --------------- -----------------
William T. Esrey........    536,290  27,791,105     3,346,907         408,832        40,086,996             0
Michael B. Fuller.......    309,664  15,689,034        48,444          44,482           105,972             0
Arthur B. Krause........    185,075   8,910,214       253,253          34,370         2,768,980             0
Ronald T. LeMay.........  1,546,492  85,064,096       460,842         444,364         3,306,010             0
Charles E. Levine.......    223,004   9,715,394       100,342          54,536           646,707             0

--------
(1) The value realized upon exercise of an option is the difference between the fair market value of the shares of FON Stock and PCS Stock received upon the exercise, valued on the exercise date, and the exercise price paid.
(2) The value of unexercised, in-the-money options is the difference between the exercise price of the options and the fair market value, at December 31, 2000, of FON Stock ($20.3125) and PCS Stock ($20.0625).

Pension plans

   Under the Sprint Retirement Pension Plan, eligible employees generally accrue for each year of service a retirement benefit equal to 1.5% of career average compensation, subject to limitations under the Internal Revenue Code. In addition, the Named Officers participate in a supplemental retirement plan that provides additional benefits. Assuming each of the Named Officers continues to work at Sprint until age 65, and that his pensionable compensation for years after 2000 will be his 2000 pensionable compensation, the Named Officers would receive an estimated annual pension benefit, expressed as an annuity for life, as follows: Mr. Esrey--$1,294,700, Mr. Fuller--$291,700, Mr. Krause--$415,000, Mr. LeMay--$680,700, and Mr. Levine--
$275,300.

   In addition, Sprint has a key management benefit plan that permits a participant to elect a supplemental retirement benefit. More information on the plan is provided in the following section under "Employment Contracts".

Employment contracts

   Employment contracts with Mr. Esrey and Mr. LeMay. Sprint entered into new employment contracts with Mr. Esrey and Mr. LeMay, each dated February 26, 2001, designed to insure their long-term employment with Sprint, to provide competitive compensation, and to link their compensation to shareholder value. The employment contracts combine, supercede, and amend several previously disclosed agreements between Sprint and each of Messrs. Esrey and LeMay, including contingency employment agreements, non-competition and severance agreements, and a post-retirement consulting agreement with Mr. Esrey.

   Mr. Esrey has agreed in his employment contract not to compete with Sprint and his agreement has been expanded in several ways: the scope of competitive activity has been expanded from a focus on voice communications to include data-centric aspects of Sprint's business, the term of the covenant has been extended from 18 months to 36 months following termination of Mr. Esrey's employment, the geographic extent of the covenant has been expanded to include international communications companies doing business in the United States, and the covenant remains binding following a change in control of Sprint. In addition, Mr. Esrey has agreed to additional covenants that protect Sprint, including covenants not to act in certain ways adverse to Sprint's interests.

   Mr. Esrey has also agreed in his new employment contract to waive any right to claim benefits under his old contingency employment agreement arising from Sprint's shareholder approval last year of the merger with WorldCom, Inc., and has agreed to a more limited definition of "change in control" to govern the contingency employment arrangement under the new employment contract. Among other things, the new definition of change in control raises the level of stock acquisition needed to trigger a change in control from 20% to 30% of Sprint's combined voting power and refines the requirements for mergers and other transactions so as to eliminate triggering a change in control in transactions that do not represent a change in control of the resulting entity. In other respects, the new employment contract continues the arrangements of the prior agreement for providing payment of benefits for a period of up to 35 months to Mr. Esrey if Sprint terminates his employment without cause or he resigns due to a diminution in his responsibilities, authority, or compensation within three years (or the end of the term of the employment contract, if earlier) following a change in control of Sprint. The benefits are substantially similar to those provided under the superceded contingency employment agreement and are described below. The employment contract also continues in effect the severance arrangement providing benefits to Mr. Esrey for a period of up to 18 months if, before a change in control of Sprint, Sprint terminates his employment without cause or he resigns due to a serious diminution in his responsibilities, authority, or compensation while employed by Sprint. These benefits are also described below.

   The employment contract also obligates Mr. Esrey to provide up to 30 days per year of consulting services following termination of his employment after February 26, 2003, or in certain other circumstances, at a per diem rate for the days he provides services based on his salary at the time of his termination. For the first 10 years of the post-retirement consulting arrangement, Sprint agrees to provide Mr. Esrey access to facilities and services comparable to those provided him during his employment. Thereafter, and for the remainder of Mr. Esrey's life, Sprint is only required to provide Mr. Esrey with a comparable office and secretarial support.

   In return for these agreements, Sprint has granted to Mr. Esrey options to buy 1,500,000 shares of FON Stock at $22.965 per share and 1,500,000 shares of PCS Stock at $25.26 per share. These options are intended to be in lieu of annual executive option awards to Mr. Esrey for the next two years. While the Compensation Committee may determine to award annual executive options to Mr. Esrey in 2002 and 2003, it does not currently anticipate doing so. Mr. Esrey, like other Sprint executives, received an annual executive option award for 2001. In contrast to the normal vesting schedule of 25% per year, the options granted in the employment contract do not become exercisable for four years until February 26, 2005, at which time they will become exercisable in full. Mr. Esrey will forfeit these options if he resigns before the options become exercisable or if Sprint terminates his employment unless the termination is without cause and at least two non-employee directors on Sprint's Board vote against his termination, in which case, the options will become fully exercisable. In other respects, the options will have the same terms as other options issued under Sprint's 1990 Stock Option Plan, except that the revised definition of change in control will govern the options, the options will not become exercisable automatically on Mr. Esrey's retirement at age 65, and the options will not continue to be eligible for vesting during periods when Mr. Esrey is receiving benefits under the severance arrangement of the employment contract. The employment contract also assures Mr. Esrey that his base salary, incentive compensation targets, and other benefits will not be reduced below current levels except as part of an across-the-board decrease affecting all of Sprint's senior officers.

   In addition, Sprint has agreed to consider in good faith and in a reasonable manner any future requests by Mr. Esrey to make or facilitate a loan to enable him to retain or acquire shares of Sprint stock or to pay taxes associated with retaining or acquiring shares of Sprint stock. While it is the Board's current intent to view such a request favorably, any action by the Board will be consistent with the Board's fiduciary duties and will be based on its determination that the action is in the best interest of Sprint and its shareholders.

   Mr. LeMay's new employment contract also awards him options to buy 1,500,000 shares of FON Stock at $22.965 per share and 1,500,000 shares of PCS Stock at $25.26 per share and, as in Mr. Esrey's employment contract, commits Sprint to consider a loan arrangement for him, subject to the Board's fulfillment of its fiduciary duties to Sprint and its shareholders. In other respects, Sprint's employment contract with Mr. LeMay is similar to the contract with Mr. Esrey with only a few exceptions. First, Mr. LeMay's stock options become exercisable at the rate of 20% after four years, an additional 30% after five years, and the final 50% after six years. In addition, upon Mr. Esrey's retirement, or a date no later than May 1, 2005, if Mr. LeMay does not become Chief

Executive Officer of Sprint, his options become exercisable in full and he is entitled to up to 12 months of severance benefits if he resigns within 60 days. Finally, Mr. LeMay's contract does not contain a post-retirement consulting arrangement.

   Arthur Andersen, LLP, Sprint's compensation consultant, has advised the Board and the Compensation Committee that, in its opinion, the employment and compensation arrangements embodied in the new employment contracts are within competitive practice and are appropriate to meet Sprint's goals, that the level of compensation they provide is within the range of competitive practice for similarly situated executives in comparable companies and in the telecommunications industry, and that they are in the best interests of Sprint's shareholders in that they are intended to retain Messrs. Esrey and LeMay and to align their interests with the interests of Sprint's shareholders.

   Sprint has filed these employment contracts with the SEC. They are available on the SEC's website at www.sec.gov, and Sprint hereby incorporates them by reference.

   Contingency employment arrangements. Sprint has contingency employment agreements with Messrs. Fuller and Krause and has provided contingency employment arrangements in the new employment contracts with Messrs. Esrey and LeMay that provide for separation pay and benefits if, following a change in control of Sprint, Sprint terminates their employment without cause or they resign due to a diminution in responsibilities, authority, or compensation. The benefits include monthly salary payments for up to 35 months and three payments each equal to the highest short-term plus the highest long-term incentive compensation awards received for the three performance periods before termination. For purposes of the Key Management Benefit Plan, they will be deemed to have remained a Key Executive (as defined in the plan) until age 60 and interest will be credited to their accounts under the Executive Deferred Compensation Plan at the maximum rate allowed under the plan. In addition, Sprint will determine their retirement benefits assuming three years of additional service and will not impose any reduction to benefits for early retirement. The benefits also include life, disability, medical, and dental insurance coverage for up to 35 months following termination. Finally, these officers are not subject to plan provisions that require a reduction of benefits to levels deductible under Section 280G of the Internal Revenue Code and if any excise tax is imposed on them by Section 4999 of the Internal Revenue Code as a result of a change in control, Sprint will make them whole. As noted above, Mr. Esrey and Mr. LeMay have waived their right to any benefits resulting from shareholder approval of the WorldCom, Inc., merger under their old contingency employment agreements.

   Non-competition and severance arrangements. Mr. Fuller, Mr. Krause, and Mr. Levine have each signed non-competition and severance agreements with Sprint and Messrs. Esrey and LeMay have similar provisions in their new employment contracts. These arrangements prohibit the executives from performing services for a competitor for up to 18 months (36 months in the case of Mr. Esrey and Mr. LeMay) following termination of their employment. The severance arrangements provide that they will receive 18 months of compensation and benefits following an involuntary termination of employment without cause or upon a constructive discharge following a diminution of their responsibilities or compensation, or a forced relocation in certain circumstances.

   Key management benefit plan. Sprint has a key management benefit plan providing for a survivor benefit in the event of the death of a participant or, in the alternative, a supplemental retirement benefit. Under the plan, if a participant dies before retirement, the participant's beneficiary will receive ten annual payments each equal to 25% of the participant's highest annual salary during the five-year period immediately before the time of death. If a participant dies after retiring or becoming permanently disabled, the participant's beneficiary will receive a benefit equal to 300% (or a reduced percentage if the participant retires before age 60) of the participant's highest annual salary during the five-year period immediately before the time of retirement or disability, payable either in a lump sum or in installments at the election of the participant. At least 13 months before retirement, a participant may elect a supplemental retirement benefit in lieu of all or a portion of the survivor benefit. The supplemental retirement benefit will be the actuarial equivalent of the survivor benefit. Messrs. Esrey, Fuller, Krause, and LeMay are participants in the plan.

Performance graphs

   The graph below compares the yearly percentage change in the cumulative total Stockholder return for FON Stock as compared with the S&P(R) 500 Stock Index, the S&P(R) Telephone Utility Index and the S&P(R) Telecommunications (Long Distance) Index, for the five-year period from December 31, 1995 to December 31, 2000. The return for FON Stock is based on the historical return of Sprint common stock before the 1998 Recapitalization as adjusted for the recapitalization and is based on the return of FON Stock after the the 1998 Recapitalization. The returns for the S&P indexes are compounded annually.

   The companies that comprise the S&P Telephone Utility Index are ALLTEL Corporation, BellSouth Corporation, CenturyTel, Inc., Qwest Corporation, SBC Communications, Inc., and Verizon Communications Inc. The companies that comprise the S&P Telecommunications (Long Distance) Index are AT&T Corporation, Global Crossing Ltd., WorldCom, Inc., and Sprint FON Group.


                              5-Year Total Return

                                  [LINE CHART]



                                        1995   1996   1997   1998   1999   2000
                                       ------ ------ ------ ------ ------ ------
  Sprint FON.......................... 100.00 125.13 187.12 304.03 490.16 151.56
  S&P 500............................. 100.00 122.68 163.29 209.56 253.34 230.46
  S&P (Long Distance)................. 100.00 103.13 145.46 235.11 274.64  85.47
  S&P Telephone....................... 100.00 100.78 140.09 204.61 215.68 190.53

   The graph below compares the yearly percentage change in the cumulative total Stockholder return for PCS Stock as compared with the S&P(R) 500 Stock Index and the Barclays Capital Wireless Index, for the period from November 23, 1998 to December 31, 2000. The returns for the S&P and Barclays indexes are compounded annually.

   The companies which comprise the Barclays Capital Wireless Index are Aerial Communications, Inc., ALLTEL Corporation, Arch Wireless, Inc., Centennial Communications Corporation, Leap Wireless International, Inc., Metricom, Inc., Metrocall, Inc., Millicom International Cellular SA, Motient Corporation, Nextel Communications, Inc., PowerTel, Inc., Price Communications Corporation, Rural Cellular Corporation, Sprint PCS Group, Telesystem International Wireless Inc., Teligent, Inc., United States Cellular Corporation, Vimpel-Communications, Vodafone Airtouch PLC, Western Wireless Corporation, and Winstar Communications, Inc.


                    Total Return

                    [LINE CHART]



                                                   11/23/98  1998   1999   2000
                                                   -------- ------ ------ ------
  Sprint PCS......................................  100.00  124.58 552.19 220.21
  S&P 500.........................................  100.00  103.45 125.06 113.77
  Barclays Capital Wireless.......................  100.00  114.19 280.46 165.16

Compensation Committee interlocks and insider participation

   Dubose Ausley was a member of the Compensation Committee of the Sprint Board until October 9, 2000. He also is chairman of the law firm of Ausley & McMullen, which provided legal services to certain affiliates of Sprint in 2000 for which it billed $390,871.

                      II. PROPOSAL TO ADOPT AMENDMENTS TO
                         THE ARTICLES OF INCORPORATION

                         (Items 2 and 3 on Proxy Card)

   In the following discussion of the proposed amendments to Sprint's Articles of Incorporation, PCS Stock is identified as Series 1 PCS common stock to distinguish it more clearly from the Series 2 PCS common stock also affected by the amendment.

   The Board of Directors has unanimously approved two amendments to the Articles of Incorporation of Sprint.

   The first amendment would reduce the minimum number of directors to constitute the Board of Directors from ten to eight. The text of the proposed amendment is set forth in Appendix B to the proxy statement.

   The second amendment would:

  . increase the number of authorized shares of Series 1 PCS common stock by 1,750,000,000 shares from 1,250,000,000 shares to 3,000,000,000 shares,

  . increase the number of authorized shares of Series 2 PCS common stock by 500,000,000 shares from 500,000,000 shares to 1,000,000,000, and

  . increase the total authorized capital stock by an equal number of shares, or by 2,250,000,000 shares.

   The text of Section 1.1 of ARTICLE SIXTH if this amendment is adopted is set forth in Appendix C to the proxy statement.

   The amendment increasing the authorized capital stock would also clarify that the $2.50 par value of the Class A Common Stock is the par value as of February 13, 2001 and before any reduction due to the issuance of the underlying FON common stock and PCS common stock.

Amendment relating to the number of Directors

   The Board of Directors has proposed that Section 1 of ARTICLE FIFTH of the Articles of Incorporation of Sprint be amended to reduce the minimum number of Directors to constitute the Board to eight.

   The current Articles of Incorporation provide that the number of Directors be not less than ten nor more than 20 as may be determined from time to time by the Board of Directors. The minimum and maximum number of Directors was increased in 1996 when the Articles of Incorporation were amended to provide for the election of a minimum of two Class A Directors by the holders of Class A Stock. The Articles of Incorporation have since been amended by the Stockholders, in April 2000, to eliminate the provisions for Class A Directors.

   Reasons for and Effects of Proposed Amendment. The purpose of the amendment to Section 1 is to reduce the minimum number of Directors required to constitute the Board of Directors in light of the elimination of Class A Directors. Following the retirement of Harold Hook at the Annual Meeting, Sprint will only have nine Directors until a suitable replacement is found.

   Vote Required for Adoption of the Amendment to reduce the minimum number of Directors. Adoption of the proposed amendment to the Articles of Incorporation to reduce the minimum number of Directors requires the affirmative vote of the holders of a majority of the votes represented by the outstanding shares entitled to vote at the Annual Meeting, voting without regard to class.

Amendment relating to the increase in authorized shares of PCS common stock

   The Board of Directors has proposed that Section 1.1 of ARTICLE SIXTH of the Articles of Incorporation of Sprint be amended to increase the number of authorized shares of Series 1 PCS common stock and the number of authorized shares of Series 2 PCS common stock. The total authorized capital stock would also be increased by the same number of shares.

   Presently Section 1.1 of ARTICLE SIXTH authorizes an aggregate of 6,770,000,000 shares of capital stock, including 1,250,000,000 shares of Series 1 PCS common stock, 500,000,000 shares of Series 2 PCS common stock, and 600,000,000 shares of Series 3 PCS common stock. The authorized capital stock was last increased in November 1998, when the Stockholders voted to approve the 1998 Recapitalization. The proposed amendment provides that there will be (1) an increase of the Series 1 PCS common stock to 3,000,000,000 shares from the present 1,250,000,000 shares, an increase of 1,750,000,000 shares, (2) an increase of the Series 2 PCS common stock to 1,000,000,000 shares from the present 500,000,000 shares, an increase of 500,000,000 shares and (3) an increase of the total number of shares of capital stock authorized to 9,020,000,000 from the present 6,770,000,000, an increase of 2,250,000,000 shares.

   Reason for and Effect of Proposed Amendment. In the 2000 first quarter, Sprint effected a two-for-one split of its PCS common stock in the form of a stock dividend. A comparable dividend was paid on the outstanding shares of Class A Common Stock.

   As of December 31, 2000, there were 507,439,296 shares of Series 1 PCS common stock outstanding. In addition, at such date there were 355,424,153 shares of Series 2 PCS common stock, 70,254,354 shares of Series 3 PCS common stock and 86,236,036 shares of Class A Common Stock outstanding. The Series 2 PCS common stock and the Series 3 PCS common stock are convertible into an equal number of shares of Series 1 PCS common stock. Each share of Class A Common Stock represents the right to receive one-half of a share of Series 1 PCS common stock. In addition, at December 31, 2000, there were 113,006,933 shares reserved for future issuance for various corporate purposes, including conversion of the Preferred Stock--Seventh Series (16,051,595 shares), exercise of warrants (24,905,662 shares), and employee plans (72,049,676 shares, not including the 12 million shares proposed to be added to the Sprint Employees Stock Purchase Plan, which is the subject of Stockholder approval and described in the proxy statement under III. Proposal to Amend the Employees Stock Purchase Plan). After accounting for the shares already outstanding and reserved for issuance, there are less than 161 million authorized shares available for future corporate needs.

   The proposed amendment would provide additional authorized Series 1 PCS common stock which could be used from time to time, without further action or authorization by the Stockholders, except as may be required in a specific case by Kansas law or by the New York Stock Exchange, for corporate purposes which the Sprint Board deems advisable, such as financings, acquisitions and employee benefit plans. In addition to the shares required for the Sprint Employees Stock Purchase Plan, it is contemplated that the Board of Directors will reserve additional shares for issuance under the 1997 Long-Term Stock Incentive Program and the Management Incentive Stock Option Plan, both of which were last approved by the Stockholders in 1998. Other than shares needed for employee benefit plans, Sprint currently has no plan, understanding or arrangement for the issuance of the additional shares of Series 1 PCS common stock except that it intends to sell $3 billion of Series 1 PCS common stock in an underwritten public offering when market or other conditions indicate that such a course of action is advisable.

   The Series 2 PCS common stock is issuable only to the companies that used to be partners in the PCS joint venture before Sprint purchased their interests in November 1998. The proposed increase to the number of authorized shares of Series 2 PCS common stock is necessary in the event that the Board of Directors of Sprint were to decide to declare a split of the Series 1 PCS common stock. The Articles of Incorporation require that if a split of the Series 1 PCS common stock is effected, there must be an equivalent split of the Series 2 PCS common stock and the Series 3 PCS common stock.

   The number of shares of Series 1 PCS common stock and Series 2 PCS common stock issued and outstanding doubled as a result of the stock split in the 2000 first quarter. The stock split also increased the number of shares of Series 3 PCS Stock issued and outstanding. The Articles require Sprint to reserve sufficient shares of Series 1 PCS common stock to allow the conversion of all outstanding shares of Series 2 PCS common stock, Series 3 PCS common stock and Class A Common Stock into Series 1 PCS common stock (and, in the case of Class A Common Stock, into FON Stock).

   The proposed amendment would increase the number of shares of Series 1 PCS common stock by 1,750,000,000 shares and would double the number of shares of Series 2 PCS common stock authorized. The proposed amendment to ARTICLE SIXTH is designed to maintain the availability of authorized Series 1 PCS common stock for corporate purposes and is not intended as an anti-takeover provision. However, an increase in the authorized shares of Series 1 PCS common stock could make more difficult, and thereby discourage, attempts to acquire control of Sprint. Series 1 PCS common stock or securities convertible into Series 1 PCS common stock other than on a pro rata basis could dilute the ownership interest and voting power of present Stockholders, including any Stockholder who might seek control of Sprint. Although such a result is not intended, the proposed amendment may serve to perpetuate management to the extent that it impedes any attempt to acquire control of Sprint.

   Vote required for adoption of the amendment to increase the PCS common stock. Adoption of the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of Series 1 PCS common stock and Series 2 PCS common stock requires:

  . the affirmative vote of a majority of the votes represented by the outstanding shares entitled to vote at the Annual Meeting, voting without regard to class,

  . the affirmative vote of a majority of the votes represented by the outstanding shares of Series 1 PCS common stock, Series 2 PCS common stock and Series 3 PCS common stock, voting as a class, and

  . the affirmative vote of a majority of the votes represented by the outstanding shares of Series 1 PCS common stock, Series 2 PCS common stock, Series 3 PCS common stock and Class A Common Stock, voting as a class.

   The Articles of Incorporation provide that, when the Series 1 PCS common stock, Series 2 PCS common stock and Series 3 PCS common stock vote as a class, each share is entitled to one vote. When the Series 1 PCS common stock, Series 2 PCS common stock, Series 3 PCS common stock and Class A Common Stock vote as a class, each share of Series 1 PCS common stock, Series 2 PCS common stock and Series 3 PCS common stock is entitled to one vote, and each share of Class A Common Stock is entitled to one-half of a vote since, on the record date, each share of Class A Common Stock represented the right to receive one-half of a share of PCS common stock.

   The Board of Directors recommends that the Stockholders vote FOR the approval of each amendment.

                    III. PROPOSAL TO ADOPT AN AMENDMENT TO
                       THE EMPLOYEES STOCK PURCHASE PLAN

                            (Item 4 on Proxy Card)

   The following is a discussion of Sprint's employees stock purchase plan and the proposed amendment to the plan to be submitted for Stockholder approval at the Annual Meeting. You are urged to read carefully the plan, restated to incorporate the amendment adopted by the Sprint Board of Directors, in its entirety, a copy of which is attached to this proxy statement as Appendix D.

   In 1988, Sprint Stockholders approved Sprint's employees stock purchase plan, which we refer to as the "Sprint ESPP". In 1994, 1998 and 2000, Sprint stockholders approved amendments to the Sprint ESPP increasing the number of shares of Sprint common stock reserved for issuance under the plan and making other changes to the plan. Since the 1998 Recapitalization, both FON Stock and PCS Stock have been issued under the Sprint ESPP.

   At its meeting on February 13, 2001, the Sprint Board of Directors approved an amendment increasing the number of shares of PCS Stock authorized for issuance under the plan. The Sprint Board of Directors recommended that the Sprint ESPP, as so amended, be submitted to Sprint Stockholders at the Annual Meeting for their approval. If approved by Sprint Stockholders, the amended Sprint ESPP will be effective for the 2001 offering and any subsequent offerings.

Summary of Amendment

   The proposed amendment to the Sprint ESPP will increase the number of shares of PCS Stock authorized for issuance under the plan by 12 million shares.

Summary of Plan Provisions

   Under the Sprint ESPP, the Board of Directors is authorized to offer to all eligible employees of Sprint and its subsidiaries the right to elect to purchase shares of FON Stock or PCS Stock at the prices set forth in the next paragraph. The plan allows participants to allocate a percentage of compensation to be used to purchase shares of FON Stock, PCS Stock or both. Participants may choose to purchase 100% FON Stock or 100% PCS Stock, or any combination of FON Stock and PCS Stock in 10% increments totaling 100%.

   The price of shares purchased in each offering will be 85% of the average market price of FON Stock or PCS Stock on the date of grant of the option or the date of exercise of the option, whichever is lower. Under the terms of the plan, the options are deemed exercised on the last business day of each calendar quarter. Average market price is defined by the Sprint ESPP as the average of the high and low prices for composite transactions as published by major newspapers. On February 20, 2001, the high and low prices of FON Stock were $22.95 and $22.17, respectively, and the high and low prices of PCS Stock were $23.70 and $22.02, respectively.

   The maximum number of shares which any employee may purchase in an offering is limited by the fact that the value of the stock to be purchased may not accrue at a rate which exceeds $25,000 in any calendar year. For example, if the market price on the grant date is $20 for FON Stock, then the maximum number of shares of FON Stock that any employee could purchase in the 2001 offering, if all of the employee's contributions are used to purchase FON Stock, would be 1,250 shares. Conversely, if the market price on the grant date is $25 for PCS Stock and all of the employee's contributions are used to purchase PCS Stock, the employee could purchase a maximum of 1,000 shares. If the total number of shares which are to be granted on the date of grant for an offering exceeds the shares available, the available shares will be allocated among participating employees.

   Following termination of the 2000 offering, which will be concluded at the end of June 2001, approximately 10.4 million shares of FON Stock and 15.6 million shares of PCS Stock will be available for future offerings under the plan if the amendment to the plan is approved. It is anticipated that this will be a sufficient number of shares of FON Stock and PCS Stock for at least two 12-month offerings. While there is no specified date of termination of the plan, its duration is limited by the maximum number of shares that may be sold pursuant to the plan.

Awards Under the Sprint ESPP

   While it is not possible to determine the number of shares that may be purchased by each participant in the plan, the maximum number of shares which an employee may purchase in an offering is limited in the manner described above.

   Set forth below are the number of shares of FON Stock and PCS Stock that were purchased during 2000, by the persons and groups identified below.

                                                       Number of shares
                                                      Underlying options
                                                            Elected
                                                      ----------------------
Name and Position                                        FON        PCS(1)
-----------------                                     ---------    ---------
William T. Esrey.....................................       209          202
 Chairman and Chief Executive Officer
Michael B. Fuller....................................         0        1,026
 President--Local Telecommunications Division
Arthur B. Krause.....................................         0          404
 Executive Vice President--Chief Financial Officer
Ronald T. LeMay......................................         0          404
 President and Chief Operating Officer
Charles E. Levine....................................         0          404
 President--Sprint PCS
All current executive officers as a group............     1,393        8,121
All current directors who are not executive officers
 as a group..........................................         0(2)         0(2)
All employees who are not executive officers as a
 group............................................... 1,903,579    5,537,173

--------
(1) Purchases are shown after adjustment for the two-for-one stock split of PCS Stock in the first quarter of 2000.
(2) Outside directors cannot participate in the Sprint ESPP.

Tax Aspects of the Plan

   The Sprint ESPP is an "employee stock purchase plan" under section 423 of the Internal Revenue Code. Options issued under the plan will qualify for special tax treatment such that no income is recognized at the time the option is exercised and the tax consequences are deferred until the stock is sold. If stock is sold after being held for the required period, which is one year from date of purchase and two years from the date of the grant of the option, the employee will recognize ordinary income to the extent of the excess of the fair market value of the stock on the grant date or the date of disposition, whichever is less, over the initial option price. Any further gain is a capital gain. Any loss is treated as a capital loss. There will be no tax effect on Sprint under these circumstances.

   If the stock is sold before the requisite holding period expires, the employee must recognize additional ordinary income. This ordinary income is reported as wages on the employee's Form W-2. The amount to be treated as ordinary income is the difference between the fair market value of the stock on the date of exercise of the option and the option price. Any further gain is a capital gain. If the selling price is less than the value of the stock at the time of exercise, the ordinary income amount remains the same and in most circumstances a capital loss is recognized. The early disposition of the stock entitles Sprint to a tax deduction to the extent that any gain to the employee is treated as ordinary income.

Vote Required for Approval

   Adoption of the amendment requires the affirmative vote of a majority of votes cast in person or by proxy, and entitled to vote at the Annual Meeting. If the amendment is not approved by the Stockholders, the Board of Directors may continue to make offerings available to eligible employees under the terms of the plan without the increase in the PCS Stock.

   The Board of Directors recommends a vote FOR approval and adoption of the amended Sprint ESPP.

                     IV. SELECTION OF INDEPENDENT AUDITORS

                            (Item 5 on Proxy Card)

   The Board of Directors of Sprint has voted to appoint Ernst & Young LLP as independent auditors to examine the consolidated financial statements of Sprint and its subsidiaries for the year ended December 31, 2001, subject to approval of the Stockholders at the Annual Meeting.

   Ernst & Young has examined the financial statements of Sprint since 1965. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions. The affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote at the Annual Meeting is necessary for the approval of the appointment of Ernst & Young as independent auditors. If the appointment of Ernst & Young is not approved at the meeting, the Board will consider the selection of another accounting firm.

   Following the 1998 Recapitalization, the Board of Directors of Sprint determined that Ernst & Young would serve as the sole independent auditors to examine the financial statements of Sprint and its subsidiaries. As a consequence, Deloitte & Touche LLP, which had been the independent auditors for Sprint Spectrum Holding Company, L.P. and its subsidiaries, was replaced by Ernst & Young for the year ending December 31, 1999. Ernst & Young LLP relied on the report of Deloitte & Touche LLP with respect to Sprint Spectrum Holding Company, L.P. and its subsidiaries in its audit of Sprint's consolidated financial statements for the year ended December 31, 1998. Ernst & Young also relied on the report of Deloitte & Touche with respect to Sprint Spectrum Holding Company, L.P. and its subsidiaries in its audit of the financial statements for Sprint's PCS Group for the year ended December 31, 1998.

   Deloitte & Touche's report on the financial statements of Sprint Spectrum Holding Company, L.P. for the year ended December 31, 1998 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, and Ernst & Young's reports on the financial statements of Sprint for 1998 did not contain any such adverse opinion, disclaimer of opinion, modification or qualification. During 1998 and any subsequent interim period preceding the replacement of Deloitte & Touche as certifying accountant for Sprint Spectrum Holding Company, L.P. and its subsidiaries, there were no disagreements between Sprint and Deloitte & Touche or between Sprint Spectrum Holding Company, L.P. and Deloitte & Touche on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the matter in their report. None of the "reportable events" described in paragraphs (A) through (D) of clause (v) of
Item 304(a)(1) of Regulation S-K of the SEC has occurred during 1998 or any subsequent interim period preceding the replacement of Deloitte & Touche as certifying accountant for Sprint Spectrum Holding Company, L.P. and its subsidiaries.

   Audit Fees. For professional services rendered for the audit of Sprint's year 2000 financial statements and the review of the financial statements included in Sprint's year 2000 Forms 10-Q, Ernst & Young billed Sprint a total of $2.5 million.

   Financial Information Systems Design and Implementation Fees. For professional services rendered by a consulting group of Ernst & Young related to financial information system design and implementation, Ernst & Young billed Sprint a total of $12.4 million. This amount consists entirely of fees billed by the consulting group prior to its sale by Ernst & Young on May 27, 2000 to Cap Gemini, a separate French public company.

   All Other Fees. In addition to the fees described above, Ernst & Young billed Sprint an aggregate of $51.4 million for all other services rendered during 2000. Of this amount, $2.6 million consists of fees for audit related services and $43.0 million of fees billed by the Ernst & Young consulting group prior to its sale to Cap Gemini. Audit related services generally include fees for regulatory cost allocation audits, benefit plan audits, accounting consultations, SEC Registration Statements, and revenue assurance and security controls compliance reviews. Other services include fees for non-financial software development and system consulting, tax consulting, business process analysis, project management, and product development and launch support.

   In addition to services Ernst & Young provided to Sprint, some Sprint executives engage Ernst & Young to provide financial planning and tax services. Subject to limits under company policy, Sprint reimburses the executives for the fees associated with these services.

   The Audit Committee considered whether the non-audit services rendered by Ernst & Young were compatible with maintaining Ernst & Young's independence as auditors of Sprint's financial statements.

   The Board of Directors recommends that the Stockholders vote FOR the approval of the appointment.

                           V. STOCKHOLDER PROPOSALS

                      A. STOCKHOLDER PROPOSAL CONCERNING
                     SEVERANCE AGREEMENTS WITH EXECUTIVES

                            (Item 6 on Proxy Card)

   The Amalgamated Bank of New York LongView Collective Investment Fund, 11-15 Union Square, New York, New York 10003, owner of 284,500 shares of FON Stock and 298,500 shares of PCS Stock, has given notice of its intention to introduce the following resolution at the Annual Meeting.

   RESOLVED, that the shareholders of Sprint Corp. ("Sprint" or the "Company") urge the Board of Directors to seek shareholder approval for future severance agreements with senior executives that provide benefits in an amount exceeding two times the sum of the executive's base salary plus bonus. "Future severance agreements" include agreements renewing, modifying or extending existing severance agreements or employment agreements that contain severance provisions.

Stockholder's Statement in Support of the Proposal

   Sprint has entered into employment agreements with CEO William Esrey and certain other senior managers of the Company. Among other things, these agreements provide that in the event any of those executives' employment is terminated following a change of control of the Company, the executive will be entitled to receive salary payments for 35 months, three payments equal to the highest short-term plus the highest long-term incentive compensation awards received during the preceding three years, and continuation of certain benefits.

   The potential magnitude of severance benefits payable to Sprint's senior executives was highlighted recently in connection with the failed merger with MCI WorldCom. Investor and media attention focused on the payout Mr. Esrey would receive, which was estimated at over $400 million, although almost all of that amount would have stemmed from the exercise of stock options that vested when the deal was approved by Sprint's shareholders.

   We recognize that severance agreements such as those the Company has entered into with Mr. Esrey and other senior executives may be appropriate in some circumstances. However, given the magnitude of the benefits payable under such agreements, and the effect of the agreements upon a change of control of the Company, we believe that Sprint should seek shareholder approval of any future such agreements.

   Because it may not always be practical to obtain prior shareholder approval, Sprint would have the option under this proposal of seeking approval after the material terms of the agreement were agreed upon.

   Institutional investors such as the California Public Employees Retirement System have recommended shareholder approval of these types of agreements in their proxy voting guidelines. Also, the Council of Institutional Investors favors shareholder approval if the amount payable exceeds 200% of the senior executive's annual base salary.

   For these reasons we urge shareholders to vote FOR this proposal.

The Company's Response to the Stockholder Proposal

   The Board believes that severance agreements for certain key executives are a reasonable and appropriate form of executive compensation. The agreements provide financial security against possible job loss, and in the context of a change in control, allow executive management to assess a takeover bid objectively and to advise the Board whether the bid is in the best interests of Sprint and its stockholders. Even after a change in control, payments will be made only if the executive is terminated without cause or resigns due to a diminution in responsibilities, authority, or compensation.

   The proponent concedes that nearly all of the executive severance highlighted recently in connection with the terminated WorldCom merger stemmed from the unrealized appreciation of stock options. The vesting of stock options upon stockholder approval of a change in control was a feature of Sprint's stock option plans and is not related to any executive severance agreements.

   While the proponent suggests that stockholder approval for future severance agreements could be obtained after the material terms were agreed upon, the proposal would place Sprint in a competitive disadvantage in recruiting and retaining executive talent. This is because severance arrangements offered by Sprint would be uncertain and therefore less valuable than those committed to by Sprint's competitors whose arrangements would not be contingent upon stockholder approval. Because the proposal would limit Sprint's flexibility required to recruit and retain its executives, the Board recommends a vote against the proposal.

                            B. STOCKHOLDER PROPOSAL
                          CONCERNING OPTION REPRICING

                            (Item 7 on Proxy Card)

   The New York State Common Retirement Fund, A.E. Smith State Office Building, Albany, New York 12236, owner of 2,397,300 shares of FON Stock and 2,909,100 shares of PCS Stock, has given notice of its intention to introduce the following resolution at the Annual Meeting. The International Brotherhood of Electrical Workers Pension Benefit Fund, 1125 Fifteenth St. N.W., Washington, D.C. 20005, owner of 32,604 shares of FON Stock, is co-sponsor of the resolution.

   RESOLVED: That the shareholders of Sprint Corporation ("Sprint") urge the Board of Directors of Sprint to adopt a policy that Sprint shall not reprice (or terminate and regrant) to a lower exercise price any stock option already granted to any employee or director of Sprint, without the prior approval of the holders of a majority of Sprint's issued and outstanding shares of common stock.

Stockholder's Statement in Support of the Proposal

   This proposal is made by the New York State Common Retirement Fund, one of the largest public pension funds in the world. The Fund has assets in excess of $127 billion which are invested on behalf of nearly 880,000 active and retired employees of New York State and local governments. The Fund periodically introduces proposals like this one to encourage companies in which it invests to adopt corporate governance principles that are consistent with the best interests of all shareholders.

   On October 17, 2000, following a substantial decline in the price of its stock, Sprint announced it was repricing certain stock options and would offer option holders the choice to cancel options granted in 2000 in exchange for new options to purchase an equal number of shares at an exercise price equal to the market price on the date of grant.

   Stock option grants are used to attract, retain and motivate qualified employees. Shareholders generally support the use of reasonable incentive compensation, particularly when the compensation plan is designed to reward superior performance and align management's interests with those of the shareholders.

   Repricing is the practice of lowering the exercise price for stock options whose exercise price is above the market price of the stock or allowing such options to be exchanged for options with lower exercise prices. This practice undermines the goal of linking executive compensation to company performance. Repricing essentially rewards poor performance and divides the interests of option holders from those of shareholders who cannot reprice their stock.

   In an effort to discourage repricings, the Financial Accounting Standards Board has ruled that repriced options will not receive the favorable accounting treatment normally given to stock option grants. While Sprint's plan may circumvent the new rules and technically avoid unfavorable accounting treatment, the outcome is not entirely certain. In any case, it is clear that Sprint's repricing is substantially that which the FASB rule was intended to discourage.

   As reasonable shareholders, we recognize that certain situations may justify stock option repricing. In those rare instances, however, shareholders, not the Board of Directors, should decide on the appropriateness of repricing.

   In the year ending November 13, 2000, Sprint's stock performance has lagged significantly behind all major stock indices. Shareholders have suffered from this decline, and we believe the incentive should be for management to increase the long-term performance of Sprint rather than increase their opportunity to gain personally from a decline in market value.

   For all of these reasons, we urge you to support this proposal.

The Company's Response to the Stockholder Proposal

   At the outset, it should be noted that Sprint's Exchange Program, announced October 17, 2000, was not a repricing of existing options. Rather, employees were given the opportunity to cancel certain options in return for getting an equal number of replacement options to be granted on May 11, 2001. The replacement options will have an exercise price equal to the market value on May 11, 2001 so the exercise price could be higher or lower than the original exercise price of the cancelled options. Employees also agreed under the Exchange Program to extended vesting periods for most of their replacement options. Furthermore, as the proponent acknowledges, the Exchange Program is not considered a repricing of options under accounting rules, which means that the favorable accounting treatment given to stock options was preserved.

   As a general matter, Sprint agrees with proponent's comment that repricing of options may be justified in rare instances only. Sprint disagrees, however, that stockholder approval should be a pre-condition to any exchange of options. The unique circumstances of Sprint's Exchange Program and the limited nature of that program show that the Board of Directors acted in the best interests of Sprint and its stockholders.

   The need for the Exchange Program was compelling. After the government blocked the proposed Sprint--WorldCom merger and the market value of Sprint stock tumbled, Sprint experienced higher than normal turnover with management and technical employees. Though stock options are normally a strong retention tool, the stock price fall after termination of the WorldCom merger caused unvested options to be deeply "underwater" (i.e., market price of stock far below the option exercise price). Consequently, the options ceased to serve as a strong retention tool. During this same time, demand for experienced telecommunications professionals was extremely high. The Exchange Program was approved by the Board of Directors to help address the challenges facing Sprint in retaining valuable employees in these unique circumstances. A description of the Exchange Program and the reasons for its approval are provided in the Compensation Committee's Report on Executive Compensation that begins on page 10 of this proxy statement.

   The Exchange Program was also limited and reasonable in scope. It covered options granted in 2000 only. Most of those options were issued at prices that included the takeover premium in the merger agreement with WorldCom, a premium that disappeared after the government blocked the merger. Also, members of the Board of Directors, including the Chief Executive Officer and Chief Operating Officer, were excluded from participating in the Exchange Program.

   The proponent notes that shareholders suffered from the stock price decline and suggests that the Exchange Program causes a divided interest between option holders and shareholders who cannot reprice their stock. This argument ignores that virtually all members of senior management are substantial stockholders who have a very high proportion of their net worth invested in Sprint securities.

   Sprint would have been competitively disadvantaged had stockholder approval been required because the Exchange Program could not have been timely implemented. To hold a special meeting of stockholders takes months and involves enormous expense. In contrast, the prompt action of the Board of Directors allowed Sprint to reduce, immediately and significantly, harmful employee turnover. Because the proposal would limit the Board's flexibility in the future in addressing unique situations, the Board recommends a vote against the proposal.

                 VI. OTHER MATTERS TO COME BEFORE THE MEETING

   No other matters are intended to be brought before the meeting by Sprint and Sprint does not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

                                           By order of the Board of Directors
                                                     Thomas A. Gerke
                                           Vice President, Corporate Secretary
                                                           and
                                                Associate General Counsel

March 16, 2001

                                                                     Appendix A

                              SPRINT CORPORATION
                        CHARTER OF THE AUDIT COMMITTEE

I.Purpose

   The primary function of the Audit Committee is to advise and assist the Board in fulfilling its oversight responsibilities to the investment community, including current and potential shareholders. The Audit Committee is to act on behalf of the Board and oversee all material aspects of the corporation's accounting and reporting processes and the quality and integrity of the Corporation's financial statements.

   An important part of the Audit Committee's purpose is the coordination with other board committees and fostering an open avenue of communication between management, the independent accountants, the internal auditing department, legal counsel and the Board.

II.Committee Composition

   The Audit Committee will be comprised of three or more directors as determined by the Board, each of whom will be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee will have a basic understanding of finance and accounting practices, and at least one member of the Audit Committee will have accounting or related financial management expertise or any other comparable experience resulting in financial sophistication. The members of the Audit Committee will be elected and the Chairperson of the Audit Committee will be designated by the Board annually or until successors are duly elected and qualified.

III.Meetings

   The Audit Committee will meet as required to fulfill its responsibilities set forth in this charter. The Audit Committee will meet with management, the head of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately.

IV.Principal Responsibilities and Duties

   To fulfill its responsibilities and duties, the Audit Committee will:

  A. Independent Accountants

    1. Review the engagement of the independent accountants, including the scope and general extent of their work. The Audit Committee will review the fees and other compensation paid to the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants for formal ratification of the selection by the shareholders. The independent accountants are ultimately accountable to the Board and the Audit Committee of the Corporation.

    2. Oversee independence of the outside accountants by:

      . Receiving from the outside accountants, on a periodic basis, a formal written statement delineating all relationships between the outside accountants and the Corporation consistent with required regulations and standards; and

      . Reviewing and discussing with the Board, if necessary, and the outside accountants, on a periodic basis, any disclosed relationships or services between the outside accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the outside accountants.

  B. Financial Reporting and Processes

    1. Review the integrity of the Corporation's financial reporting processes, both internal and external, with input from the independent accountants and the internal auditing department.

    2. Review with management and the independent accountants the matters required by auditing standards, as needed, prior to the filing of the quarterly report on Form 10-Q.

    3. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by auditing standards, including the quality and appropriateness of the Corporation's accounting principles as applied in its financial reports.

    4. Following the completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

    5. Review any significant disagreement between management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

    6. Review the impact of pronouncements of the Financial Accounting Standards Board, Securities and Exchange Commission, and other governing or regulating bodies on the Corporation's financial statements.

  C. Ethical and Legal Compliance

    1. Review with the Corporation's counsel any legal matters that could have a significant impact on the Corporation's financial statements and review with the Corporation's counsel any material reports received from regulators or governmental agencies.

    2. Review the Corporation's policies concerning ethics and business practices and review management's monitoring of these policies.

  D.  General

    1. Review and reassess, at least annually, the adequacy of this Charter.

    2. Review activities, organizational structure and qualifications of the internal auditing department.

    3. Review annually Sprint's risk management program and its adequacy to safeguard the Corporation against extraordinary liabilities or losses.

    4. Perform any other activities consistent with this Charter, the Corporation's bylaws and articles of incorporation and governing law, as the Audit Committee or the Board deems necessary or appropriate.

                                                                      Appendix B

ARTICLE FIFTH, Section 1 as restated for the proposed amendment:

   Section 1. Number of Directors. The number of Directors shall not be less than eight nor more than 20 as may be determined from time to time by the affirmative vote of the majority of the Board of Directors.

                                                                      Appendix C

ARTICLE SIXTH, Section 1.1, as restated for the proposed amendment

   Section 1.1. Authorized Shares. The total number of shares of capital stock which may be issued by this Corporation is 9,020,000,000, and the designation of each class or series, the number of authorized shares of each class or series and the par value of the shares of each class or series, are as follows:

Designation         Class                Series        No. of Shares     Par Value
-----------         -----                ------        -------------     ---------
The "Series
 1 FON
 Stock"      FON Common Stock           Series 1       2,500,000,000 $2.00 per share
The "Series
 2 FON
 Stock"      FON Common Stock           Series 2         500,000,000 $2.00 per share
The "Series
 3 FON
 Stock"      FON Common Stock           Series 3       1,200,000,000 $2.00 per share
The "Old
 Class A
 Common
 Stock"      Class A Common Stock                        100,000,000 $2.50 per share(1)
The "Class
 A Common
 Stock--
 Series DT"  Class A Common Stock      Series DT         100,000,000 $2.50 per share(1)
The "Series
 1 PCS
 Stock"      PCS Common Stock           Series 1       3,000,000,000 $1.00 per share
The "Series
 2 PCS
 Stock"      PCS Common Stock           Series 2       1,000,000,000 $1.00 per share
The "Series
 3 PCS
 Stock"      PCS Common Stock           Series 3         600,000,000 $1.00 per share
The
 "Preferred
 Stock"      Preferred Stock      See Section 13 below    20,000,000 No par value

--------
(1) Par Value at February 13, 2001, before adjustment pursuant to Section 1.2(e) or Section 8.3(a).

                                                                     Appendix D

                         EMPLOYEES STOCK PURCHASE PLAN
                             AMENDED AND RESTATED
                       FOR 2001 AND SUBSEQUENT OFFERINGS

1. Purpose

   The purpose of this Employees Stock Purchase Plan is to encourage and enable eligible employees of Sprint and its Subsidiaries to acquire proprietary interests in Sprint through the ownership of Common Stock in order to establish a closer identification of their interests with those of Sprint by providing them with another and more direct means of participating in its growth and earnings which, in turn, will provide motivation for participating employees to remain in the employ of and to give greater effort on behalf of Sprint. It is the intention of Sprint to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2. Definitions

   The following words or terms, when used herein, shall have the following respective meanings:

     (a) "Account" shall mean the funds accumulated with respect to an individual Employee as a result of deductions from his paycheck for the purpose of purchasing Common Stock under this Plan. If an offering permits participants to purchase more than one class of Common Stock, a separate Account shall be established for each participant for each class of Common Stock the participant elects to purchase. The funds allocated to an Employee's Accounts shall remain the property of the respective Employee at all times but may be commingled with the general funds of Sprint.

     (b) "Average Market Price" shall mean the average of the high and low prices of the applicable Common Stock for composite transactions as published by major newspapers for the date in question or, if no trade of such Common Stock so published shall have been made on that date, the next preceding date on which there was a trade of such Common Stock so published.

     (c) "Board" shall mean the Board of Directors of Sprint.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (e) "Committee" shall mean the Organization, Compensation and Nominating Committee of the Board unless the Board designates another committee consisting of three or more members of the Board who are not eligible to participate in this Plan.

     (f) "Compensation" shall mean compensation, as such term is defined from time to time in the Sprint Retirement Savings Plan for purposes of Pre-Tax Contributions (as defined in such plan) without regard to any limitations imposed by such plan under Section 401(a)(17) of the Code.

     (g) "Date of Grant" shall mean, with respect to each offering under the Plan, the last day of the of the Subscription Period for the offering. A different date may be set by resolution of the Board.

     (h) "Date of Exercise" shall mean the date on which Options shall be deemed exercised, which shall be the last business day of each calendar quarter in a Purchase Period. Different dates may be set by resolution of the Board.

     (i) "Eligible Employee" or "Employee" shall mean all persons continuously employed by Sprint or a participating Subsidiary on the 15th day of May immediately before the beginning of the Subscription Period for an offering through the Date of Grant for that offering; provided, however, persons whose customary employment is for less than twenty hours per week or for not more than five months in any calendar year shall not be an "Employee" or an "Eligible Employee" as those terms are used herein; and provided further that the Committee may determine, as to any offering under this Plan, that the offer will not be extended to highly compensated employees (within the meaning of Section 414(q) of the Code or any successor Code section). An individual who is on sick leave or other company approved leave on the Date of Grant and who otherwise is an Eligible Employee may enroll in an offering under the Plan; provided, however, if on the Date of Grant such leave has exceeded a period of 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the individual shall not be permitted to enroll.

     (j) "ESPP Broker" shall have the meaning assigned in Section 14(a).

     (k) "Local Plan Administrator" shall mean the person designated by the employer company to assist that company's Employees in Plan matters.

     (l) "MIP Payout" shall mean Compensation paid during an offering under the Management Incentive Plan.

     (m) "Option" or "Options" shall mean the right or rights granted to Eligible Employees to purchase Common Stock under an offering made under this Plan.

     (n) "Plan" shall mean this Employees Stock Purchase Plan, as amended.

     (o) "Plan Administrator" shall mean the individual or individuals appointed under Section 4 to carry out certain administrative duties with respect to the Plan.

     (p) "Purchase Period" shall mean, with respect to each offering under the Plan, the period from and including the first business day in July of each year through the last business day of June of the following year. A different Purchase Period may be set by resolution of the Board. The Purchase Period relates to the period during which payroll deductions for payment for stock purchased under an offering under this Plan are made.

     (q) "Shares," "Stock" or "Common Stock" shall mean shares of any class of common stock of Sprint that is publicly traded, including shares of Series 1 FON Stock (the "FON Stock") and shares of Series 1 PCS Stock (the "PCS Stock").

     (r) "Subscription Period" shall mean, with respect to each offering under the Plan, the period of time from the first business day of June through the last day of June immediately preceding the Purchase Period for the offering. A different Subscription Period may be set by resolution of the Board.

     (s) "Sprint" shall mean Sprint Corporation, a Kansas corporation, or its successor.

     (t) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting securities are held by Sprint or by Sprint together with one or more of its Subsidiaries whether or not such corporation now exists or is hereafter organized or acquired by Sprint or a Subsidiary.

3. Number of Shares Under the Plan

   A total of 40 million shares of FON Stock and a total of 40 million shares of PCS Stock may be sold to Eligible Employees under this Plan. For this purpose, each share of Common Stock, par value $2.50 per share, sold to Eligible Employees before the recapitalization in November 1998 of such shares into shares of FON Stock and PCS Stock shall be counted as a sale of two shares of FON Stock and one share of PCS Stock and each share of FON Stock sold to Eligible Employees after the recapitalization in November 1998 and before the May 1999 two-for-one stock split of the FON Stock shall be counted as a sale of two shares of FON Stock. Furthermore, each share of PCS Stock sold to Eligible Employees after the recapitalization in November 1998 and before the January 2000 two-for-one stock split of the PCS Stock shall be counted as a sale of two shares of PCS Stock. The available shares were appropriately adjusted for the two-for-one stock split of both FON Stock and PCS Stock. The Shares used under the Plan may be newly issued Shares or may be Shares purchased for the Plan on the open market or from private sources, at the option of Sprint. Such Shares may be sold pursuant to one or more offerings under the Plan. With respect to each offering, the Board of Directors will specify the Subsidiaries participating in the offering and such other terms and conditions not inconsistent with this Plan as may be necessary or appropriate.

   In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of Common Stock, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the Option price of Shares available for purchase under the Plan, and in the number of Shares which an Employee is entitled to purchase.

4. Administration of the Plan

   This Plan shall be administered by the Committee. The Committee is vested with full authority to make, administer and interpret such equitable rules and regulations regarding this Plan as it may deem advisable. Its determinations as to the interpretation and operation of this Plan shall be final and conclusive.

   To aid in administering the Plan, the Board or the Committee shall appoint a Plan Administrator and the Committee shall allocate to the Plan
Administrator certain limited responsibilities to carry out the directives of the Committee in all phases of the administration of the Plan.

   Sprint will pay all expenses incident to establishing and administering the Plan and purchasing or issuing Shares.

5. Participation; Payroll Deductions

   (a) An Eligible Employee may become a participant by enrolling during the Subscription Period in the manner prescribed by the Plan Administrator.

   (b) Payroll deductions for a participant shall commence with the first payday in the Purchase Period for an offering and shall end with the last payday during the Purchase Period for such offering or until the Employee terminates employment or terminates his participation in the offering as provided in Section 9.

   (c) As part of his enrollment, the participant shall elect to have deductions made from his pay on each payday during the time he is a participant in an offering at a percentage (in whole numbers) of his Compensation, up to a maximum of 75% of Compensation. In addition, a participant may affirmatively elect, as part of his enrollment, that no deduction be made under the Plan from any MIP Payout. If the offering permits a participant to elect to purchase more than one class of Common Stock, the participant must specify the percentage (in 10% multiples) of his aggregate deductions to apply to the purchase of each class of Common Stock. Payroll withholding in excess of the percentage designated by a participant is permitted in order to adjust for delays or mistakes in the processing of enrollments. If a participant's pay on any payday is insufficient, after all other payroll deductions, to withhold the percentage of Compensation elected by such participant, the deduction for this Plan shall be the amount remaining after such other payroll deductions are taken.

   (d) All payroll deductions made for a participant shall be credited to his Accounts under the Plan. A participant may not make any separate cash payment into such Accounts nor may payment for Shares be made other than by payroll deduction.

   (e) A participant may discontinue his participation in an offering as provided in Section 9, but may not otherwise alter the rate of his payroll deductions for that offering.

6. Granting of Option

   On the Date of Grant for an offering, this Plan shall be deemed to have granted to each participating Employee an Option for as many full Shares as he will be able to purchase with the payroll deductions credited to each of his Accounts during the Purchase Period for that offering. Notwithstanding the foregoing, no Employee may purchase more than 6,000 shares of FON Stock nor more than 6,000 shares of PCS Stock during any single offering; provided, further, that no Employee shall be granted an Option to purchase Shares under this Plan if such Employee, immediately after such Option is granted, owns stock (applying the rules of Section 424(d) of the Code) or holds Options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of Sprint or of any of its Subsidiaries; provided, further, that no

Employee may be granted an Option to purchase Shares which permits his rights to purchase stock of all classes of Common Stock under all employee stock purchase plans of Sprint to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of the stock determined as of the date the Option to purchase is granted.

   If the total number of Shares of any class for which Options are to be granted on any Date of Grant exceeds the number of Shares of that class then available under the Plan (after deduction of all Shares for which Options have been exercised or are then outstanding), Sprint shall make a pro rata allocation of the Shares of that class remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and each Employee affected thereby shall be given written notice of such reduction.

   All Shares of any class of Common Stock included in any offering under this Plan in excess of the total number of Shares of that class purchased in such offering shall be available for inclusion in any subsequent offering under this Plan.

7. Purchase Price

   The Option price per Share with respect to each class of Common Stock shall be the lower of:

   (a) 85% of the Average Market Price for a Share of that class of Common Stock on the Date of Grant; or

   (b) 85% of the Average Market Price for a Share of that class of Common Stock on the Date of Exercise.

8. Exercise of Option

   Each Employee who has sufficient funds in his Account for a class of Common Stock on a Date of Exercise to purchase at least one full share of that class of Common Stock shall be deemed to have exercised his Option on such date and shall be deemed to have purchased from Sprint such number of full shares of that class of Common Stock reserved for the purpose of the Plan as the balance in his Account on the Date of Exercise will pay for at the Option price for that class of Common Stock. Unless the Employee has terminated employment or participation in the offering, the balance in his Account not used to purchase Common Stock shall be used for Option exercises on the next Date of Exercise in the Purchase Period.

   If on any Date of Exercise, an Employee

   (a) shall have purchased all the shares he is entitled to purchase of any class of Common Stock, as determined under Section 6,

   (b) a balance remains in his Account for that class of Common Stock, and

   (c) he has another Account for the purchase of another class of Common Stock with respect to which he has not purchased the maximum number of shares allowable under Section 6,

the unused balance shall be transferred to the other Account for the purchase of such other class of Common Stock and applied on the same Date of Exercise to the purchase of shares of such other class of Common Stock up to the maximum permissible number of shares he may purchase under Section 6. Any future payroll withheld from the Employee shall, to the extent formerly allocated to the Account for which the Employee has purchased the maximum number of shares, shall be credited to such other Account.

9. Termination of Participation

   An Employee may terminate participation in an offering with respect to all classes of Common Stock, in whole but not in part, at any time prior to the end of the Purchase Period for such offering. To terminate participation, an Employee must deliver a notice to his Local Plan Administrator in the manner prescribed by the

Plan Administrator. As soon as practicable after receipt of such notice, the Local Plan Administrator shall stop the Employee's payroll deductions provided for in Section 5. The balance in the Employee's Accounts shall be used for Option exercises on the next Date of Exercise. Any funds remaining in the Employee's Accounts after such Option exercises will be paid to the Employee as soon as practicable after the Date of Exercise.

10. Termination of Employment

   Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balances in the Accounts of a participating Employee shall be used for Option exercises on the next Date of Exercise. Any funds remaining in the participant's Accounts after such Option exercises will be paid to the Employee as soon as practicable after the Date of Exercise.

11. Automatic Re-enrollment

   For each offering subsequent to the 1998 offering, each participant in an offering who is still an Eligible Employee shall automatically be re-enrolled in the next offering at the same percentage of Compensation (and with the same election as to whether a deduction shall be made from any MIP Payout) in effect at the last day of the Purchase Period immediately preceding such next offering (if such an offering is authorized by the Board). If the offering permits a participant to elect to purchase more than one class of Common Stock, and the participant is automatically re-enrolled as described in the preceding sentence, such participant's aggregate payroll deductions will be used to purchase each class of Common Stock as set by resolution by the Board. If the Employee wants to change his payroll deductions in the new offering, he must re-enroll in the new offering during the Subscription Period for the new offering. If an Employee enrolled in a prior offering does not want to participate in the new offering, he must affirmatively elect not to participate in the new offering during the Subscription Period for the new offering.

   The balance in the Employee's Accounts at the end of an offering not used to purchase Common Stock shall be refunded to him. Upon termination of the Plan, the balances in each Employee's Accounts not used to purchase Common Stock shall be refunded to him.

12. Interest

   No interest will be paid or allowed on any money in the Accounts of participating Employees.

13. Rights to Purchase Shares Not Transferable

   No Employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his Accounts or any rights with regard to the exercise of an Option or to receive Shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the Employee. Any such action taken by the Employee shall be null and void.

14. Rights as Stockholder and Evidence of Stock Ownership

   (a) An Employee will not become a stockholder, and will have no rights as a stockholder, with respect to Shares being purchased under this Plan until after his Option is exercised and the Shares have been issued by Sprint. Promptly following each Date of Exercise, the number of shares of Common Stock of each class purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by Sprint (the "ESPP Broker").

   (b) A participant shall be free to undertake a disposition (as that term is defined in Section 424 of the Code) of the Shares in his ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the Shares, the Shares must remain in the participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to Shares for which the Section 423(a) holding period has been satisfied, the participant may move those Shares to another brokerage account of participant's choosing or request that a stock certificate be issued and delivered to him.

   (c) A participant who is not subject to payment of U.S. income taxes may move his Shares to another brokerage account of his choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Section 423(a) holding period.

15. Application of Funds

   All funds received by Sprint in payment for Shares purchased under this Plan may be used for any valid corporate purpose.

16. Commencement of Plan

   This Plan commenced on the first day of June, 1988. This Plan as amended and restated is effective for the 2001 and subsequent offerings.

17. Governmental Approvals or Consents; Amendments or Termination

   This Plan and any offering and sales to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith.

   The Plan shall terminate on the effective date of a merger or consolidation in which Sprint is not the surviving corporation, if such merger or consolidation is not between or among corporations related to Sprint. If such event occurs during a Purchase Period for an offering, the last Date of Exercise shall be the last such date occurring prior to the date of termination of the Plan. Any payroll deductions placed in an Employee's Accounts after such last Date of Exercise will be refunded to the Employee.

   The Board may terminate the Plan or make such changes in the Plan and include such terms in any offering under this Plan as may be necessary or desirable, in the opinion of Counsel for Sprint, to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the Code or the laws of any state; or for any other reason provided that no termination or amendment may adversely affect the rights of any participant in any offering already commenced, nor may any amendment require the sale of more Shares than are authorized without prior approval of Sprint's stockholders.

18. Notices

   All notices or other communications by a participant to Sprint under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by Sprint at the location, or by the person, designated for the receipt thereof.

                          /\ FOLD AND DETACH HERE /\

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        Telephone and Internet voting is provided for under Kansas law.

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         TELEPHONE                 INTERNET                   MAIL
         ---------                 --------                   ----
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   . Use any touch-          . Go to the website       . Mark, sign and
     tone telephone.           address indicated         date the proxy
   . Have this proxy           above.                    card on the
     form in hand.           . Have this proxy           reverse side.
   . Enter the Control   OR    form in hand.       OR  . Detach the proxy
     Number located on       . Enter the Control         card.
     the reverse side          Number located on       . Return the proxy
     of this card.             the reverse side          card in the
   . Follow the simple         of this card.             postage-prepaid
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     instructions.             instructions.             provided.


                              SPRINT CORPORATION
                  P.O. Box 11315, Kansas City, Missouri 64112

  This Proxy is Solicited on Behalf of the Board of Directors for the Annual
                           Meeting on April 17, 2001

   The Board of Directors recommends a vote FOR items 1, 2, 3, 4, and 5 and
                            AGAINST items 6 and 7.

 The undersigned hereby appoints W.T. Esrey, J.R. Devlin and A.B. Krause, and each of them, with full power of substitution, as proxies, to vote all the shares of common and preferred stock of Sprint Corporation ("Sprint") that the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders to be held April 17, 2001, and any adjournment or postponement thereof, upon the matters set forth on the reverse side, and in their discretion upon such other matters as may properly come before the meeting.

 This Proxy, if signed and returned, will be voted as specified on the reverse side. If this card is signed and returned without specifications, your shares will be voted FOR items 1, 2, 3, 4, and 5 and AGAINST items 6 and 7. A majority of said proxies, or any substitute or substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

 Please sign exactly as your name(s) appear(s) on the reverse side of this card. If shares are held jointly, any one of the joint owners may sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing. PLEASE VOTE THIS PROXY PROMPTLY whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.


HAS YOUR ADDRESS CHANGED?
-------------------------------
-------------------------------
-------------------------------

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

---
 X
---
PLEASE MARK VOTES
AS IN THIS EXAMPLE
-------------------------------------------------------------------------------
                              SPRINT CORPORATION
-------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR Items 1, 2, 3, 4, and 5.
1. To elect the nominees listed below, and each of them, as Directors of Class III; and while Sprint has no reason to believe that any of the nominees will decline or be unable to serve, if any do, to vote with discretionary authority.
                   For All           With-          For All
                   Nominees          hold           Except

                     [_]              [_]             [_]


01. William T. Esrey_________02. Linda Koch Lorimer___________03. Stewart Turley

NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. To amend the Articles of Incorporation to reduce the minimum number of Di-rectors required.

                   For              Against           Abstain

                   [_]                [_]               [_]

3. To amend the Articles of Incorporation to increase the number of authorized shares of Series 1 PCS common stock, Series 2 PCS common stock, and total authorized capital stock.

                   For              Against           Abstain

                   [_]                [_]               [_]

4. To approve an amendment to the 1988 Employees Stock Purchase Plan.

                   For              Against           Abstain

                   [_]                [_]               [_]

5. To approve the appointment of Ernst & Young LLP as independent auditors of Sprint for 2001.

                   For              Against           Abstain

                   [_]                [_]               [_]

The Board of Directors recommends a vote AGAINST Items 6 and 7.

6. Stockholder proposal concerning severance arrangements with executives.

                   For              Against           Abstain

                   [_]                [_]               [_]

7. Stockholder proposal concerning option repricing.

                   For              Against           Abstain

                   [_]                [_]               [_]

Mark box at right if an address change has been noted on the reverse side of this card. [_]

 Please be sure to sign and date this Proxy.             Date
-------------------------------------------------------------------------------

       Stockholder sign here                             Co-owner sign here
--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .